MEZZANINE LOAN AGREEMENT

Between

BLOCK 40 HOLDCO LLC,

a Delaware limited liability company,
as Borrower

and

1818 MEZZ LENDER LLC,
a Delaware limited liability company,
as Lender

Entered into as of July 24, 2026

TABLE OF CONTENTS

Page

Article 1. DEFINITIONS	1
1.1 DEFINED TERMS	1
Article 2. LOAN	23
2.1 LOAN	23
2.2 PURPOSE	23
2.3 INTEREST RATE AND DEFAULT RATE	23
2.4 TERMS OF PAYMENT	23
2.5 EXIT FEE	23
2.6 PREPAYMENT	24
2.7 GRANT OF SECURITY INTEREST IN COLLATERAL	24
2.8 GRANT OF SECURITY INTEREST IN ACCOUNTS AND RESERVES; APPLICATIONS OF FUNDS	24
2.9 FEE	25
2.10 LOAN DOCUMENTS	25
2.11 EFFECTIVE DATE	25
2.12 FULL REPAYMENT AND RELEASE	25
2.13 FIRST OPTION TO EXTEND	25
2.14 SECOND OPTION TO EXTEND	27
2.15 THIRD OPTION TO EXTEND	29
Article 3. DISBURSEMENT and reserves	31
3.1 CONDITIONS PRECEDENT	31
3.2 PLEDGE AND ASSIGNMENT AND DISBURSEMENT AUTHORIZATION	33
3.3 DISBURSEMENTS	33
3.4 INTENTIONALLY OMITTED	33
3.5 INTENTIONALLY OMITTED	33
3.6 INTEREST AND CARRY RESERVE	34
3.7 INTENTIONALLY OMITTED	34
3.8 INTENTIONALLY OMITTED	34
3.9 INTENTIONALLY OMITTED	34
3.10 TRANSFER OF RESERVE FUNDS UNDER MORTGAGE LOAN	35
3.11 GENERAL	35
Article 4. cash management PROVISIONS	35
4.1 CASH MANAGEMENT ACCOUNT	35
Article 5. INSURANCE	36
5.1 REQUIRED INSURANCE	36
5.2 INTENTIONALLY OMITTED	37
5.3 DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS	37
Article 6. REPRESENTATIONS AND WARRANTIES	38
6.1 AUTHORITY/ENFORCEABILITY	38
6.2 BINDING OBLIGATIONS	38
6.3 ORGANIZATION	39
6.4 FORMATION AND ORGANIZATIONAL DOCUMENTS	39
6.5 NO VIOLATION	39
6.6 COMPLIANCE WITH LAWS; USE	39
6.7 LITIGATION	39
6.8 FINANCIAL CONDITION	39
6.9 NO MATERIAL ADVERSE CHANGE	40
6.10 ACCURACY	40
6.11 INTENTIONALLY OMITTED	40
6.12 INTENTIONALLY OMITTED	40
6.13 TAX LIABILITY	40
6.14 BUSINESS LOAN	40
6.15 FULL FORCE AND EFFECT	40
6.16 ENFORCEABLE OBLIGATIONS	40
6.17 NO DEFAULT	40
6.18 ERISA	40
6.19 INVESTMENT COMPANY ACT	41
6.20 NO BANKRUPTCY FILING	41
6.21 LEASES; MATERIAL AGREEMENTS	41
6.22 NOT FOREIGN PERSON	41
6.23 LABOR MATTERS	41
6.24 COLLATERAL	41
6.25 INTENTIONALLY OMITTED	42
6.26 PHYSICAL CONDITION	42
6.27 FRAUDULENT CONVEYANCE	43
6.28 MANAGEMENT	43
6.29 CONDEMNATION	43
6.30 ASSESSMENTS	43
6.31 NO JOINT ASSESSMENT	43
6.32 SECURITIES COMPLIANCE	43
6.33 EB-5 PROGRAM	43
Article 7. SPECIAL PURPOSE ENTITY STATUS	44
7.1 REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS; FUTURE AND PAST ACTIVITIES	44
7.2 SPE COVENANTS IN BORROWER ORGANIZATIONAL DOCUMENTS	47
7.3 PAST ACTIVITIES	47
Article 8. HAZARDOUS MATERIALS	49
8.1 SPECIAL REPRESENTATIONS AND WARRANTIES, COVENANTS AND INDEMNITY	49
Article 9. COVENANTS OF BORROWER	50
9.1 EXPENSES	50
9.2 ERISA COMPLIANCE	50
9.3 LEASING	50
9.4 LEASE COVENANTS	50
9.5 NO LIENS ON CONTROLLING INTEREST IN BORROWER	52
9.6 NO TRANSFER AND FURTHER ENCUMBRANCE	52
9.7 NO MERGER, CONSOLIDATION AND TRANSFER OF ASSETS	52
9.8 NO CHANGE IN STRUCTURE OR MANAGEMENT; SINGLE PURPOSE ENTITY	53
9.9 NO ADDITIONAL DEBT AND NO SEPARATE GUARANTY	53
9.10 EXISTENCE	53
9.11 TAXES AND OTHER LIABILITIES	53
9.12 NOTICE	54
9.13 FACILITIES	54
9.14 MANAGEMENT OF PROPERTY	54
9.15 SUBDIVISION MAPS	55
9.16 FURTHER ASSURANCES	55
9.17 NO ASSIGNMENT	56
9.18 SANCTIONS	56
9.19 DISTRIBUTIONS TO MEMBERS OF BORROWER	56
9.20 INTEREST RATE CAP AGREEMENT	56
9.21 INTEREST RATE CAP AGREEMENT COVENANTS	56
9.22 CONTROLLED SUBSTANCES	58
9.23 MATERIAL AGREEMENTS	58
9.24 COMPLIANCE WITH LAWS	59
9.25 ADDITIONAL LOAN PROVISIONS	59
9.26 ALTERATIONS	62
9.27 LIVE LOCAL ACT	62
9.28 TITLE TO THE COLLATERAL	63
9.29 TITLE INSURANCE PROCEEDS	63
9.30 POST-CLOSING OBLIGATIONS	63
9.31 EB-5 PROGRAM COVENANTS	63
Article 10. reserved	64
Article 11. FINANCIAL STATEMENTS	65
11.1 BORROWER AND GUARANTOR FINANCIAL STATEMENTS	65
11.2 MONTHLY PROPERTY REPORTING	65
11.3 BOOKS AND RECORDS	65
11.4 OTHER INFORMATION	65
11.5 FORM, WARRANTY	66
11.6 TAX RETURNS	66
11.7 BUDGET	66
11.8 INTENTIONALLY OMITTED	66
11.9 INTENTIONALLY OMITTED	66
11.10 FINANCIAL STATEMENTS	67
Article 12. DEFAULTS AND REMEDIES	67
12.1 EVENTS OF DEFAULT	67
12.2 ACCELERATION UPON EVENT OF DEFAULT; REMEDIES	71
12.3 ACCELERATION UPON LOSS OF SECURITY	71
12.4 DISBURSEMENTS TO THIRD PARTIES	71
12.5 SET OFF	71
12.6 COLLATERAL PROCEEDINGS	71
12.7 RIGHTS CUMULATIVE; NO WAIVER	72
Article 13. MISCELLANEOUS PROVISIONS	72
13.1 INDEMNITY	72
13.2 NOTICES	73
13.3 RELATIONSHIP OF PARTIES	74
13.4 ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT	74
13.5 NO WAIVER	74
13.6 IMMEDIATELY AVAILABLE FUNDS	74
13.7 LENDER’S AGENTS	74
13.8 WAIVER OF RIGHT TO TRIAL BY JURY	74
13.9 SEVERABILITY	75
13.10 HEIRS, SUCCESSORS AND ASSIGNS	75
13.11 INTENTIONALLY OMITTED	75
13.12 INTENTIONALLY OMITTED	75
13.13 TIME	75
13.14 GOVERNING LAW AND CONSENT TO JURISDICTION	75
13.15 USA PATRIOT ACT NOTICE, COMPLIANCE	76
13.16 JOINT AND SEVERAL LIABILITY	76
13.17 INTENTIONALLY DELETED	76
13.18 NO THIRD PARTIES BENEFITED	76
13.19 ACTIONS	76
13.20 ASSIGNMENT OF LOAN DOCUMENTS	76
13.21 HEADINGS	76
13.22 ELECTRONIC TRANSMISSION OF DATA	76
13.23 COUNTERPARTS	76
13.24 POWERS OF ATTORNEY	77
13.25 BROKERAGE COMMISSIONS	77
13.26 RULES OF CONSTRUCTION	77
13.27 USE OF SINGULAR AND PLURAL; GENDER	77
13.28 EXHIBITS, SCHEDULES AND RIDERS	77
13.29 INCONSISTENCIES	77
13.30 INTEGRATION; INTERPRETATION	77
13.31 ASSUMPTION OF LOAN	77
13.32 INTENTIONALLY OMITTED	78
13.33 INTENTIONALLY OMITTED	78
13.34 SERVICER	78
13.35 SECONDARY MARKET PROVISIONS	79
13.36 SEVERANCE OF LOAN AND REGISTERED NOTE	80
13.37 COSTS AND EXPENSES	82
13.38 EXCULPATION	82
13.39 INTENTIONALLY OMITTED	83
13.40 INTERCREDITOR AGREEMENT	83

EXHIBIT A LEGAL DESCRIPTION…………………………………………………………A-1

EXHIBIT B LOAN DOCUMENTS……………………………………………………………B-1

EXHIBIT C OPTION TO EXTEND REQUEST LETTER FROM BORROWER…………....C-1

EXHIBIT D RESERVED……………………………………………………………………...D-1

EXHIBIT E ORGANIZATIONAL CHART …………………………………………………..E-1

SCHEDULE 7.3 LITIGATION……………………..……………………...…………..SCH 7.3-1

i

MEZZANINE LOAN AGREEMENT

THIS MEZZANINE LOAN AGREEMENT (“Agreement”) is entered into as of July 24, 2026 (the “Effective Date”), by and between BLOCK 40 HOLDCO LLC, a Delaware limited liability company (“Borrower”), and 1818 Mezz Lender LLC, a Delaware limited liability company (together with its successors and/or assigns, “Lender”).

RECITALS

A.       Borrower desires to borrow from Lender, and Lender agrees to loan to Borrower, the Loan for which provision is made herein.

B.       Borrower is the owner of Mortgage Borrower (as defined below), which owns certain real property described in Exhibit A attached hereto and all Improvements (as hereinafter defined) and certain additional personal property now or hereafter existing thereon and related thereto (collectively, the “Property”).

NOW, THEREFORE, Borrower and Lender agree as follows:

Article 1. DEFINITIONS

1.1              DEFINED TERMS. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

“Account Funds” – means all sums now or hereafter on deposit in or payable or withdrawable from the Accounts.

“Accounts” – means the Reserve Account, any subaccounts created thereunder and all other accounts created hereunder and under the other Loan Documents from time to time.

“ADA” – means the Americans with Disabilities Act, 42 U.S.C. §§ 12101, et seq., as now or hereafter amended or modified, and any similar and applicable law, rule or regulation relating to access by disabled persons.

“Affiliate” – means, with respect to any Person, (i) any domestic Person which owns, directly or indirectly twenty percent (20%) or more of the equity interests in such Person, (ii) any foreign Person which owns, directly or indirectly ten percent (10%) or more of the equity interests in such Person, or (iii) any Person which is under common control with, controlled by, or controlling (in each case, by possession of a Controlling Interest) with, the applicable Person. For the avoidance of doubt, in no event shall any shareholder or any partner, managing member, officer, director, trustee or employee, of Guarantor be deemed to be an Affiliate hereunder unless such Person satisfies clauses (i) or (ii) of this definition.

“Affiliate Lease” – means any Lease with an Affiliate of Borrower or Guarantor.

“Agreement” – shall have the meaning ascribed to such term in the preamble hereto.

1

“Alteration Threshold” shall mean $400,000 individually and in the aggregate.

“Annual Budget” – means the operating and capital budget for the Property setting forth, on a month-by-month basis, good faith estimate, of anticipated Gross Rents, Gross Income, Operating Expenses, in reasonable detail, each line item of Mortgage Borrower’s TI Leasing Costs and Capital Expenditures for the applicable calendar year.

“Approved Accounting Method” – means (i) cash or federal tax basis accounting or GAAP (in each case, consistently applied) or (ii) such other method of accounting, consistently applied, as may be reasonably acceptable to Lender.

“Approved Annual Budget” – shall have the meaning set forth in Section 11.7 hereof.

“Approved Extraordinary Expense” means an Operating Expense or Capital Expenditure of the Property not set forth on the Approved Annual Budget, but approved by Lender in writing (which such approval shall not be unreasonably withheld, conditioned or delayed).

“Approved Lease” – means any Lease (or amendment or modification of an existing Lease) that (i) is existing as of the Effective Date, (ii) (A) is executed after the Effective Date, (B) is for residential purposes, (C) provides for rental rates required pursuant to any applicable law or, in Mortgage Borrower’s commercially reasonable judgment, comparable to existing local market rates for similar properties, (D) does not contain any option, offer, right of first refusal or other similar entitlement to purchase all or any portion of the Property, and (E) is on Mortgage Borrower’s standard residential lease form, which form has been approved by Mortgage Lender in its reasonable discretion, and/or (iii) any other commercial Lease for the Property that is approved by Lender in its reasonable discretion pursuant to the terms and conditions of Section 9.4 hereof.

“Asset Management Agreement” – means that certain Management Agreement dated as of November 14, 2025, by and among Block 40, LLC, a Florida limited liability company (“Block 40”) and Asset Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time pursuant to the terms of the Loan Documents. Said Asset Management Agreement has been assigned from Block 40 to Mortgage Borrower pursuant to an assignment of contracts dated on or about the Effective Date.

“Asset Manager” – means GCF Development, LLC, a Florida limited liability company.

“Bankruptcy Code” – means the Bankruptcy Reform Act of 1978 (11 U.S.C. § 101-1330) as now or hereafter amended or recodified.

“Borrower” – shall have the meaning ascribed to such term in the preamble hereto.

“Borrowing Group” – means, individually and collectively: (a) the Borrower, (b) the Mortgage Borrower, (c) Guarantor, (d) any domestic Person owning or holding greater than or equal to twenty percent (20%) or more of the direct or indirect ownership interests in Borrower, (e) any foreign Person owning or holding greater than or equal to ten percent (10%) or more of the direct or indirect ownership interests in Borrower, and (f) any officer, director, member or partner or other person or entity acting on behalf of Borrower or Guarantor with respect to the Loan or this Agreement.

2

“Business Day” – means a day, except a Saturday, Sunday, or any other day which commercial banks in New York, New York are authorized or required by law to close. Unless specifically referenced in this Agreement as a Business Day, all references to “days” shall be to calendar days.

“Capital Expenditures” – means for any period, the amount expended (or to be expended, as the context requires) for (i) Capital Improvements that are set forth in the Approved Annual Budget, or otherwise approved by Lender in its reasonable discretion, (ii) expenditures set forth in the Approved Annual Budget or otherwise approved by Lender for soft costs related to Capital Improvements, including, without limitation, architectural, design, project management, engineering, financing and legal fees related thereto.

“Capital Improvements” – means improvements, replacements or major repairs at the Property, as well as fixtures, furniture and equipment that are to be owned by Mortgage Borrower and used in connection with or installed (or to be installed) into the Property.

“Carry Guaranty” – means that certain Mezzanine Guaranty of Debt Service and Carry Costs dated as of the Effective Date executed and delivered by Guarantor to Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“Cash Management Account” – shall have the meaning set forth in the Mortgage Loan Agreement.

“Cash Sweep Period” – means a period during the term of the Loan:

(i)                 commencing upon the Effective Date and expiring as of the date that the Property achieves a Debt Service Coverage Ratio equal to or greater than 1.10 for three (3) consecutive calendar months (“Initial DSCR Release”);

(ii)              at any time following the Initial DSCR Release (if applicable), commencing upon the occurrence of the Debt Service Coverage Ratio falling below 1.0 for three (3) consecutive calendar months, and thereafter expiring upon the date that the Debt Service Coverage Ratio is thereafter equal to or greater than 1.10 for three (3) consecutive calendar months;

(iii)            commencing upon the occurrence of a Mortgage Event of Default and expiring upon the cure (if applicable) of such Mortgage Event of Default; and/or

(iv)             commencing upon the occurrence of an Event of Default and expiring upon the cure (if applicable) of such Event of Default.

“Code” – means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

3

“Collateral” – shall have the meaning set forth in the Pledge and Security Agreement.

“Compliance Requirement” – shall have the meaning set forth in Section 9.25(k)(i).

“Contract Rate” – shall have the meaning ascribed to such term in the Note.

“Controlled Substances” – means marijuana, cannabis or other controlled substances as defined in the Federal Controlled Substances Act or that otherwise are illegal or regulated under any Controlled Substances Laws.

“Controlled Substances Laws” – means the Federal Controlled Substances Act (21 U.S.C. § 801 et seq.) or any other similar or related federal, state or local law, ordinance, code, rule, regulation or order.

“Controlled Substances Uses” – means any cultivation, growth, creation, production, manufacture, sale, distribution, storage, handling, possession or other use of a Controlled Substance.

“Controlling Interest” – means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or activities of such Person, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise, provided, however, that a member or partner containing customary “major decision” rights shall not be deemed a Controlling Interest; and “Control” when used as a defined term shall have the correlative meaning.

“DACA-Restricted Account Agreement” – shall have the meaning set forth in the Mortgage Loan Agreement.

“Debt” – shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note, together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Pledge and Security Agreement or any other Loan Document.

“Debt Service” – means, as to any applicable period, interest payments and principal payments (if any) with respect to the Loan, required to be paid during such period by Borrower in accordance with the terms and conditions of the Loan Documents.

“Debt Service Coverage Ratio” – means, as of any date of calculation, the number obtained by dividing (i) Underwritten Net Operating Income by (ii) Debt Service (including, for the purposes of this definition, all debt service due and owing on the Mortgage Loan), each calculated for the immediately succeeding twelve (12) month period, as calculated by Lender in its reasonable discretion.

“Debt Yield Ratio” – means the number (expressed as a percentage) obtained by dividing (i) Underwritten Net Operating Income, by (ii) the then total outstanding Principal Balance of the Loan and the Mortgage Loan (in the aggregate), as calculated by Lender in its reasonable discretion.

4

“Deemed Approval Requirements” means that (i) no Event of Default shall have occurred and be continuing, (ii) Borrower shall have sent Lender a written request for approval with respect to a matter in accordance with the notice provisions in Section 13.2 hereof (the “Initial Notice”), which Initial Notice shall have been (A) accompanied by such information and documentation relating thereto as Borrower reasonably determines may be required by Lender in order to approve or disapprove such matter (the “Approval Information”), and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A MEZZANINE LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Initial Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY”, (iii) Lender shall have failed to respond to the Initial Notice within the aforesaid time-frame, (iv) Borrower shall have submitted a second request for approval with respect to such matter in accordance with the notice provisions in Section 13.2 hereof (the “Second Notice”), which such Second Notice shall have been (A) accompanied by the Approval Information and (B) marked in bold lettering with the following language: “LENDER’S RESPONSE IS REQUIRED WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE TERMS OF A MEZZANINE LOAN AGREEMENT BETWEEN THE UNDERSIGNED AND LENDER” and the envelope containing the Second Notice shall have been marked “PRIORITY-DEEMED APPROVAL MAY APPLY, and (v) Lender shall have failed to respond to the Second Notice within the aforesaid timeframe. For purposes of clarification, Lender requesting additional information and/or clarifying information, in addition to approving or denying any request (in whole or in part), shall be deemed a response by Lender for purposes of the foregoing. For the avoidance of doubt, Lender’s response, whether for clarification, additional information, or otherwise, alone, shall not constitute an approval or a deemed approval by Lender.

“Default” – means any event which, with the giving of notice or the lapse of time (to the extent applicable pursuant to the terms of the Loan Documents), or both, would constitute an Event of Default.

“Default Rate” – shall have the meaning ascribed to such term in the Note.

“Depository Bank” – shall have the meaning set forth in the Mortgage Loan Agreement.

“Developer Agreement” – means that certain Amended and Restated Developer Agreement by and between City of Hollywood, a municipal corporation of the State of Florida, Broward County, Florida, the City of Hollywood Downtown Community Redevelopment Agency, a public instrumentality of the State of Florida, Broward County, Florida, and Block 40, LLC (as predecessor-in-interest to Mortgage Borrower), recorded February 9, 2021, with the Broward County Commission, State of Florida, as Instrument No. 117046118

“Drug-Related Activities” – means any Controlled Substances Uses, any violation of any Controlled Substances Law or any business, communications, financial transactions or other activities related to Controlled Substances or Controlled Substances Uses.

5

“EB-5 Capital Contribution” – means any capital contribution made by an EB-5 Investor in connection with the EB-5 Program.

“EB-5 Investor” – means any investor who has made, or committed to make, an EB-5 Capital Contribution in connection with the EB-5 Program.

“EB-5 Offering Documents” – means, collectively, all private placement memoranda, subscription agreements, operating agreements, escrow agreements, investor agreements, and any other offering documents or agreements between any EB-5 Investor and Borrower, Mezzanine Borrower, Block 40, any Affiliate of Borrower, Mezzanine Borrower or Block 40, or the Regional Center, in connection with the EB-5 Program.

“EB-5 Program” – means the immigrant investor program established pursuant to Section 203(b)(5) of the Immigration and Nationality Act (8 U.S.C. § 1153(b)(5)), as amended by the EB-5 Reform and Integrity Act of 2022, and the rules and regulations promulgated thereunder by USCIS, as the same may be amended, modified, or supplemented from time to time.

“Effective Date” – shall have the meaning set forth in the introductory paragraph.

“Eligible Account” – means a separate and identifiable account from all other funds held by the holding institution that is an account or accounts maintained with a federal or state-chartered depository institution or trust company which (i) complies with the definition of Eligible Institution, (ii) has a combined capital and surplus of at least $50,000,000 and (iii) has corporate trust powers and is acting in its fiduciary capacity. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” – means (i) a depository institution or trust company insured by the Federal Deposit Insurance Corporation (A) the short term unsecured debt obligations or commercial paper of which are rated at least “A-1+” (or its equivalent) from each of the Rating Agencies (in the case of accounts in which funds are held for thirty (30) days or less) and (B) the long term unsecured debt obligations of which are rated at least “A” (or its equivalent) from each of the Rating Agencies (in the case of accounts in which funds are held for more than thirty (30) days) or (ii) such other depository institution otherwise approved by the Rating Agencies from time-to-time, or (iii) Depository Bank.

“Environmental Report” – means that certain Phase I Environmental Site Assessment dated July 1, 2026, prepared by AEI Consultants, as Project No. 531369.

“ERISA” – means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“ERISA Affiliate” – means, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with Borrower as a single employer under Title IV or Section 302 of ERISA or Section 412 of the Code.

6

“Event of Default” – shall have the meaning ascribed to such term in Section 12.1 hereof.

“Exit Fee” – shall have the meaning assigned thereto in Section 2.5 hereof.

“Financing Statement” shall mean, individually and collectively, the UCC Financing Statement or UCC Financing Statements naming Borrower, as debtor, and Lender, as secured party, pertaining to the Collateral, and filed in the appropriate filing office or offices required under applicable state law.

“First Extended Maturity Date” – means August 7, 2029.

“First Option to Extend” – means Borrower’s option, subject to the terms and conditions of Section 2.13 hereof, to extend the term of the Loan from the Original Maturity Date to the First Extended Maturity Date.

“GAAP” – means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

“Governmental Authority” – means any court, board, agency, commission, office or authority of any executive, legislative, judicial, regulatory or administrative nature whatsoever or any governmental unit (federal, state, commonwealth, county, district, municipal, city, foreign or otherwise) whether now or hereafter in existence.

“Gross Income” – means, without duplication, all (i) Gross Rents, and (ii) all other income, computed in accordance with the Approved Accounting Method, derived from the ownership and operation of the Property from whatever source, including, without limitation, common area maintenance recoveries, real estate tax recoveries, utility recoveries, other miscellaneous expense recoveries, interest income, forfeited security deposits, late charges, and other miscellaneous income, including but not limited to pet fees, transfer fees, NSF fees, late fees and application fees, but excluding rental income taxes, sales taxes, use and occupancy taxes or other taxes on receipts required to be accounted for by Borrower or Mortgage Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income, insurance proceeds (other than business interruption, rent loss, or other loss of income insurance), condemnation or similar awards, unforfeited security deposits, non-recurring or extraordinary income (including, without limitation, Lease Termination Payments, and any disbursements to Borrower from the Reserves), and any payments made to Borrower pursuant to any “in-the-money” Interest Rate Cap Agreement. For purposes of clarity, income calculated under clause (ii) shall not include any income calculated under clause (i) above.

“Gross Rents” – means an amount equal to annual rental income for all Tenants under Leases for the Property (if any).

7

“Guarantor” – means, collectively and individually (as the context requires), (i) STEWARDS, INC., a Nevada corporation, (ii) SHAUN A. QUIN, (iii) CHARLES R. ABELE, (iv) PETER J. JAGO, (v) GLEN STEWARD, and (vi) any additional guarantor approved by Lender pursuant to the terms and conditions of this Agreement after the Effective Date.

“Guarantor Financial Covenants” – shall have the meaning set forth in Section 12.1(n) hereof.

“Guaranty” – means, collectively and individually (as the context requires), (i) the Mezzanine Limited Guaranty, (ii) Mezzanine Carry Guaranty, (iii) the Mezzanine Limited Payment Guaranty and (iv) any additional guaranty executed in connection with the Loan after the Effective Date.

“Hazardous Materials Indemnity” – means that certain Mezzanine Hazardous Materials Indemnity Agreement, dated as of the Effective Date, executed by Borrower and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Improvements” – means the buildings and improvements that are now existing on the Property (including, the 273-unit multifamily building), and any other improvements that may be constructed upon the Property, if applicable, or otherwise as expressly permitted hereunder or approved in writing by Lender, including all site work, utilities, infrastructure, paving, striping, signage, curb and gutter, landscaping and installation of all “common area” improvements.

“Indemnitees” - means Lender, Lender’s parent, subsidiaries and affiliates, any holder of or participant in the Loan and all directors, officers, employees, agents, successors and assigns of any of the foregoing. The term “Indemnitees” shall not include any Person who has not owned an interest in the Loan and acquires the Property at foreclosure or from Lender or any Affiliate thereof after a foreclosure or deed-in-lieu thereof.

“Independent Manager” - shall mean a natural Person who (a) is not at the time of initial appointment and has never been, and will not while serving as independent manager be: (i) a stockholder, director (with the exception of serving as the independent manager of Borrower), officer, employee, partner, member (other than a “special member” or “springing member”), manager (with the exception of serving as the independent manager of Borrower), attorney or counsel of Borrower, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor; (ii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with Borrower or any Guarantor, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor; (iii) a Person controlling or under common control with any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of Borrower, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, attorney, counsel, equity owner, customer, supplier or other Person of Borrower, equity owners of Borrower or any Guarantor or any Affiliate of Borrower or any Guarantor and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three (3) years of employment experience with CT Corporation, Corporation Service Company, National Registered Agents, Inc. or Stewart Management Company, or another nationally recognized company reasonably acceptable to Lender, that is not an Affiliate of Borrower and that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Director”) and is an employee of such a company or companies at all times during his or her service as an independent manager. A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” affiliated with Borrower (provided such Affiliate does not or did not own a direct or indirect equity interest in Borrower) shall not be disqualified from serving as an independent manager, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of Affiliates of Borrower or in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. A natural Person who satisfies the foregoing definition other than subparagraph (a)(ii) shall not be disqualified from serving as an independent manager if such individual is a Professional Independent Director and such individual complies with the requirements of the previous sentence.

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“Insurance Premiums” – means the costs of any premiums for any policy of insurance required to be maintained pursuant to the terms of this Agreement.

“Intercreditor Agreement” – means that certain Intercreditor Agreement dated as of the Effective Date between Lender and Mortgage Lender, as the same may be amended or otherwise modified from time to time.

“Interest Rate Cap Agreement” – means an interest rate cap agreement (a) in form and substance reasonably acceptable to Lender, and (b) issued by a provider maintaining a long-term unsecured debt or counter-party rating of at least “A-” from S&P, or “A3” from Moody’s or the equivalent from any other Rating Agency.

“Job Creation Plan” – means the business plan and economic impact analysis submitted to USCIS in connection with the EB-5 Program describing the jobs to be created by the investment of the EB-5 Capital Contributions, as the same may be amended or supplemented from time to time with USCIS approval.

“Lease” and “Leases” – means any and all present and future leases of the Property or any portion thereof, all licenses and all other agreements of any kind relating to the use or occupancy of the Property, including any guarantees, extensions, renewals, modifications or amendments thereof and all additional remainders, reversions and other rights and estates appurtenant thereunder.

“Lease Termination Payments” – means (i) all fees, penalties, commissions or other payments made to Mortgage Borrower in connection with or relating to the rejection, buy-out, termination, amendment, modification, surrender or cancellation of any Lease (including in connection with any bankruptcy proceeding), (ii) any security deposits or proceeds of letters of credit held by Mortgage Borrower in lieu of cash security deposits, which Mortgage Borrower actually retains for itself and does not return to the applicable Tenant pursuant to the applicable provisions of any Lease (except to the extent applied to rent arrears or rent currently due and payable by such residential Tenant) and (iii) any payments made to Mortgage Borrower relating to unamortized tenant improvements and leasing commissions under any Lease.

“Leasing Commissions” – means leasing commissions incurred by Mortgage Borrower in connection with the execution or extension of an Approved Lease for retail space at the Property, provided that such Leasing Commissions are (i) consistent with then-prevailing market terms and conditions, or (ii) are otherwise approved by Lender in its reasonable discretion.

“Legal Requirements” – means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees, demands and injunctions of any Governmental Authority affecting the Loan, any Secondary Market Transaction with respect to the Loan, Borrower, Guarantor or the Property or any part thereof or the ownership, construction, alteration, use, management or operation of the Property or any part thereof, whether now or hereafter enacted and in force, including, without limitation, the ADA, the Live Local Act, the Securities Act of 1933, the Securities Exchange Act of 1934, the Dodd-Frank Wall Street Reform and Consumer Protection Act, zoning and land use laws and the rules and regulations promulgated pursuant to any of the foregoing, and all permits, licenses and authorizations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting Borrower, Guarantor or the Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to the Property or any part thereof or (ii) in any way limit the use and enjoyment thereof.

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“Lender” – shall have the meaning ascribed to such term in the preamble hereto.

“Lien” – means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights-of-way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including without limitation any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement or document having similar effect (other than a financing statement filed by a “true” lessor pursuant to Section 9-505 (or a successor section) of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

“Limited Guaranty” – means that certain Mezzanine Limited Guaranty dated as of the Effective Date executed and delivered by Guarantor to Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“Limited Payment Guaranty” – means that certain Mezzanine Limited Payment Guaranty dated as of the Effective Date executed and delivered by Guarantor to Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“Liquid Assets” – means the following assets: (a) unrestricted and unencumbered cash; (b) unrestricted and unencumbered cash equivalents; (c) unrestricted and unencumbered readily marketable securities (valued, in the case of securities at the then prevailing market price listed on NYSE or NASDAQ, or other “over the counter” markets or public exchange, as of any applicable date of determination); (d) liquid debt instruments that have a readily ascertainable value and are regularly traded in a recognized financial market; and (e) such other assets or properties as Lender may (in its sole discretion) deem acceptable as evidenced by Lender’s written confirmation, excluding any and all retirement accounts and deferred profit sharing accounts.

“Live Local Act”  means the amendments to §196.1978, Florida Statutes, enacted by Senate Bill 102 (Chapter 2023-17, Laws of Florida), as amended by Senate Bill 328 (Chapter 2024-188, Laws of Florida) and House Bill 7073 (Chapter 2024-158, Laws of Florida), and any subsequent amendments, modifications, or successor statutes thereto.

“Live Local Covenant” means the restrictive covenant recorded against the Property in favor of the local jurisdiction and/or the Florida Housing Finance Corporation (FHFC) maintaining the affordability of the LLA Qualifying Units for a minimum duration of 3 years.

“LLA Qualifying Units” means the minimum of 70 residential units at the Property required to be rented to individuals or families whose total annual household income does not exceed 120% of the Area Median Income (AMI), and (ii) 2 residential units at the Property required to be rented to individuals or families whose total annual household income does not exceed 80% of the Area Median Income (AMI).

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“Loan” – means an amount up to Ten Million and No/100 Dollars ($10,000,000.00) that Lender agrees to lend and Borrower agrees to borrow subject to and expressly upon the terms and conditions of this Agreement.

“Loan Documents” – means those documents properly executed and in recordable form, if necessary, listed in Exhibit B as Loan Documents, and any other document now or hereafter evidencing or securing the Loan, as each may hereafter be amended, supplemented, replaced or modified.

“Loan-to-Value Percentage” – shall have the meaning given in Section 2.13.

“Management Agreement” – means that certain Property Management Agreement dated as of August 1, 2021, by and among Block 40 and Property Manager, pursuant to which Property Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time pursuant to the terms of the Loan Documents. The Management Agreement has been assigned from Block 40 to Borrower pursuant to an assignment of management agreement dated on or about the Effective Date.

“Material Agreements” - means (x) each contract and agreement entered into (or assumed) by Mortgage Borrower, in each case, relating to the Property, or otherwise imposing obligations on Mortgage Borrower, (i) pursuant to which Mortgage Borrower would have the obligation to pay more than $250,000.00 per annum, (ii) which cannot be terminated by Borrower or Mortgage Borrower without cause upon sixty (60) days’ or less notice without payment by Mortgage Borrower of a termination fee, or (iii) which is with an Affiliate of Borrower, (y) the Developer Agreement, and (z) any reciprocal easement agreement, declaration of covenants, condominium documents, ground lease (i.e., with Borrower as tenant thereunder), or, parking agreement; provided, however, the defined term Material Agreements shall not include the Loan Documents, Leases, or the Management Agreement.

“Maturity Date” – means August 7, 2028, as may be amended, extended, or otherwise modified from time to time pursuant to the terms of this Agreement.

“Monthly Operating Report” – shall have the meaning ascribed to such term in Section 11.2 hereof.

“Monthly Payment Date” – means each regularly scheduled monthly payment date pursuant to the Note, which shall occur on the 7th day of each calendar during the term of the Loan.

“Moody’s” – means Moody’s Investors Service, Inc.

“Mortgage Borrower” means Block 40 Property, LLC, a Delaware limited liability company.

“Mortgage Event of Default” - shall have the meaning assigned to the term “Event of Default” in the Mortgage Loan Agreement.

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“Mortgage Lender” - means VMC CRE Master Lending Upper REIT LLC, and its permitted successors and assigns pursuant to the Intercreditor Agreement.

“Mortgage Loan” - means the loan evidenced by the Mortgage Loan Documents.

“Mortgage Loan Agreement” - means that certain Loan Agreement, dated as of the date hereof, between Mortgage Lender and Mortgage Borrower.

“Mortgage Loan Documents” - shall have the meaning assigned to the term “Loan Documents” in the Mortgage Loan Agreement.

“Net Proceeds” – shall have the meaning set forth in the Mortgage Loan Agreement.

“Note” - means that certain Promissory Note dated as of the Effective Date, in the maximum principal amount of the Loan, executed by Borrower and payable to the order of Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“OFAC” means the United States Treasury Department Office of Foreign Assets Control and any successor thereto.

“Operating Expenses” – shall have the meaning set forth in the Mortgage Loan Agreement.

“Original Maturity Date” – means August 7, 2028.

“Ownership Certificates” – means the certificates evidencing the Pledged Company Interests.

“Patriot Act” - means the USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto, as amended, modified or supplemented from time to time.

“Permitted Easements” – shall have the meaning set forth in the Mortgage Loan Agreement.

“Permitted Encumbrances” – means (i) the encumbrances approved by Lender or Mortgage Lender on the Title Policy, (ii) the Liens and other security interests created by the Mortgage Loan Documents, (iii) Liens for taxes and assessments imposed by any Governmental Authority not yet delinquent or which are being contested by Mortgage Borrower in accordance with this Agreement, (iv) the Leases, (v) Permitted Easements, (vi) Liens contested in accordance with this Agreement or the Mortgage Loan Agreement, (vii) equipment financing for equipment used in the ordinary course of business at the Property, provided that the same is secured solely by a loan on the equipment that is the subject of such financing and otherwise complies with Section 7.1(b)(iii)(B) of the Mortgage Loan Agreement, (viii) such other matters as Lender has approved in writing or may from time to time approve in writing in its reasonable discretion, and/or (ix) the Liens and other security interests created by the Loan Documents.

“Permitted Operating Expenses” – means, for any period, projected amounts to be paid or reasonably allocated as Operating Expenses for such period as set forth in the Approved Annual Budget or otherwise approved by Lender.

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“Permitted Transfers” – means:

(i)                 any Approved Lease entered into in accordance with the Loan Documents,

(ii)              any sale, disposal and replacement of personal property at the Property in the Mortgage Borrower’s normal course of business as permitted pursuant to the Loan Documents;

(iii)            a Permitted Encumbrance;

(iv)             a Transfer of a direct or indirect interest in Borrower to any Person provided that:

(1)               such Transfer shall not cause the transferee, together with its Affiliates, to (x) acquire a Controlling Interest in Borrower or (y) increase its direct or indirect interest in Borrower from an amount that is less than fifty percent (50%) to an amount which, in the aggregate, equals or exceeds fifty percent (50%);

(2)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion;

(3)               if such Transfer would cause a change in the Controlling Interest in Borrower or the transferee to increase its direct or indirect interest in Borrower from, in the aggregate, an amount less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount, in the aggregate, which equals or exceeds twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), Borrower shall give Lender notice of such Transfer not less than twenty (20) days prior to such Transfer and shall deliver copies of all instruments effecting such Transfer upon request of Lender (or drafts thereof); and

(4)               the single purpose nature and bankruptcy remoteness of Borrower after such Transfer, shall satisfy Lender’s then current applicable underwriting criteria and requirements;

(5)               notwithstanding the foregoing, a Transfer occurring solely by reason of the death of any one (but not more than one) of Glen Steward, Shaun Quin, or Vincent Napolitano (each, a “Stewards Key Person”) shall not constitute a prohibited Transfer under this clause (vi), provided that (A) the two (2) surviving Stewards Key Persons collectively continue to Control Stewards, Inc. immediately following such death, (B) Borrower shall give Lender written notice of such death and the resulting Transfer within thirty (30) days following such death, together with reasonable documentation evidencing that the surviving Stewards Key Persons continue to Control Stewards, Inc., and (C) if such Transfer would fall under sub-clause (2) above, Borrower and such transferee shall comply with the requirements set forth therein;

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(v)               a Transfer of any indirect interest in Borrower related to or in connection with the estate planning of such transferor to (1) an immediate family member of such interest holder (or to partnerships, limited liability companies, or other Persons (including estate planning vehicles) that one or more of such family members shall maintain a Controlling Interest) or (2) a trust or other entity established for the benefit of such immediate family member, provided that:

(1)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion;

(2)               Borrower shall give Lender notice of such Transfer within thirty (30) days following such Transfer and shall deliver copies of all instruments effecting such Transfer upon written request of Lender (other than a Transfer as described in clause (v)(1) above, when Borrower shall give Lender notice of such Transfer at least twenty (20) days prior to such Transfer);

(3)               such Transfer shall not result in a change in the Controlling Interest of Borrower; and

(4)               the single purpose nature and bankruptcy remoteness of Borrower after such Transfer, shall satisfy Lender’s current applicable underwriting criteria and requirements;

(vi)             a Transfer of any indirect interest in Borrower that occurs by devise or bequest or by operation of law upon the death, disability or incapacity of a natural person that was the holder of such interest, provided that:

(1)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion;

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(2)               Borrower shall give Lender notice of such Transfer together with copies of all instruments effecting such Transfer (if requested by Lender) as soon as practicable thereafter but in no event more than ninety (90) days after the date of such Transfer; and

(3)               if such Transfer results in a change in the Controlling Interest of Borrower, such Transfer is approved by Lender in writing within thirty (30) days after Lender receives written notice of such Transfer;

(vii)          the Transfer of one or more portions of the Property to any federal, state or local government or any political subdivision thereof in connection with involuntary takings or condemnation proceedings of any portion of the real property for dedication or public use;

(viii)        any Transfer pursuant to the foreclosure, acceptance of a deed-in-lieu of foreclosure or other exercise of remedies by Mortgage Lender with respect to the Mortgage Loan;

(ix)             the sale, transfer or issuance of shares of common stock or preferred stock in the holder of any direct or indirect ownership interest in Borrower that is a publicly traded entity; provided that:

(1)               such shares of common stock or preferred stock are listed on the New York Stock Exchange, Nasdaq, over the counter market or another nationally recognized stock exchange;

(2)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion; and

(3)               such Transfer shall not result in a change in the Controlling Interest of Borrower;

(x)               any transfer (including a pledge), sale, or issuance of shares of preferred or common stock that is a publicly registered non-listed real estate investment trust to third party investors through licensed U.S. broker-dealers in accordance with Legal Requirements; provided that:

(1)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion; and

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(2)               such Transfer shall not result in a change in the Controlling Interest of Borrower;

(xi)             a Transfer of any interest (the “Token Subsidiary Interest”) in Stewards Real Estate LLC or another direct or indirect subsidiary of Stewards, Inc. (other than Borrower, Mortgage Borrower, Block 40 Investment Holdings, LLC, a Florida limited liability company, or Block 40) (the “Token Sponsor”) of not more than forty nine percent (49%) of the indirect interest in the Borrower that occurs by the creation, issuance and registration by Token Sponsor of digital tokens, digital securities, blockchain-based interests or similar instruments (collectively, “Tokens”) through Securitize.io, as custodian, or any similar platform performing substantially similar functions in connection with a financing transaction with Stewards, Inc., in which such Tokens, either individually, or as part of a pool of assets, are all or a part of the collateral on such platform or any permitted connected blockchain-base platform, in exchange for a contractual right of repayment for the lender has a contractual right of repayment; provided that:

(1)               if such Transfer would cause the transferee to increase its direct or indirect interest in Borrower from an amount, in the aggregate, less than twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), to an amount which equals or exceeds, in the aggregate, twenty percent (20%) (if a domestic Person) or ten percent (10%) (if a foreign Person), (A) Borrower shall have delivered to Lender, at Borrower’s sole cost and expense, customary searches (credit, judgment, lien, bankruptcy, etc.) with respect to such proposed transferee as reasonably required by Lender and Lender shall have approved such results in its reasonable discretion, and (B) Borrower shall provide such additional, customary information regarding such transferee to satisfy Lender’s then applicable “know-your-customer” program requirements, in Lender’s reasonable discretion; and

(2)               such Transfer shall not result in a change in the Controlling Interest of Borrower;

(xii)          a sale by Mortgage Borrower of the Property, the proceeds of which are used to pay off the Loan in full; and/or

(xiii)        a Transfer resulting from a foreclosure by Lender of any equity interests in Mortgage Borrower (direct or indirect) or an assignment-in-lieu to Lender or its designee of the equity interests in Mortgage Borrower (direct or indirect).

For purposes of clause (v) above, “immediate family member” shall mean a sibling, family trust, family limited partnership, parent, spouse, child (or step-child), grandchild or other lineal descendant of the interest holder.

“Person” or “person” – means any individual, company, trust or other legal entity of any kind whatsoever, or other organization, whether or not a legal entity. With respect to any Sanctioned Person, “Person” shall also include any group, sector, territory or country.

“Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement dated as of the Effective Date by Borrower in favor of Lender.

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“Pledged Company Interests” shall have the meaning set forth in the Pledge and Security Agreement.

“Policies” – shall have the meaning set forth in the Mortgage Loan Agreement.

“Prepayment Fee” – shall have the meaning set forth in Section 2.6 hereof.

“Principal Balance” – shall have the meaning ascribed to such term in the Note.

“Property” – shall have the meaning ascribed to such term in the Recitals above.

“Property Manager” – means: (i) Castle Residential Management, Inc., a Florida corporation, or (ii) a replacement property manager acceptable to Lender in its discretion engaged pursuant to the terms of this Agreement.

“Qualified Survey” – means a current land survey of the Property prepared by a reputable, registered land surveyor, certified and prepared in form and substance reasonably satisfactory to Mortgage Lender and the Title Company and other interested parties and otherwise complying with the latest version of “Minimum Standard Detail Requirements for ALTA/NSPS Land Title Surveys,” including Accuracy Standards, as adopted by the American Land Title Association and National Society of Professional Surveyors, and shall include Table A items required by Mortgage Lender, and certifying the description of the Property (including the appurtenant easements), showing all encroachments onto or from the Property, showing access rights, easements, or utilities, rights of way affecting the Property, showing all setback requirements upon the Property, showing any existing Improvements, showing matters affecting title, and such other items as Lender may reasonably request.

“Rating Agencies” – means each of S&P, Moody’s, Fitch Ratings Inc., DBRS, Inc. and Morningstar Credit Ratings, LLC or any other nationally-recognized statistical rating agency which has been designated by Lender (each a “Rating Agency”) and, after the final Securitization of the Loan, shall mean any of the foregoing that have rated any of the Securities.

“Regional Center” – means a regional center designated by USCIS to participate in the EB-5 Program, together with its successors and assigns, as applicable for the Property and Borrower.

“Rent Roll” – means the rent roll for the Property delivered by Mortgage Borrower to Lender as of the Effective Date, or any updated rent roll from time to time delivered to Lender, in each case in substantially similar form as the form of rent rolls delivered as of the Effective Date.

“Replacement Guarantor” – shall have the meaning set forth in the Mortgage Loan Agreement.

“Reserve Accounts” – means the Interest and Carry Reserve Account, and any other reserve account established by this Agreement or the other Loan Documents.

“Reserves” – means the funds in the Interest and Carry Reserve Account and any other reserve account established by this Agreement or the other Loan Documents.

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“Restoration” – shall have the meaning set forth in the Mortgage Loan Agreement.

“Restricted Account” – shall have the meaning set forth in the Mortgage Loan Agreement.

“Restoration Threshold” – shall have the meaning set forth in the Mortgage Loan Agreement.

“S&P” - means Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Sanction” or “Sanctions” - means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the OFAC, the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, or (b) any other Governmental Authority with jurisdiction over any Person within the Borrowing Group.

“Sanctioned Person” - means any Person that is a target of Sanctions, including without limitation, a Person that is: (a) listed on OFAC’s Specially Designated Nationals and Blocked Persons List; (b) listed on OFAC’s Consolidated Non-Specially Designated Nationals List; (c) a legal entity that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Peron(s); or (d) a Person that is a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Second Extended Maturity Date” – means August 7, 2030.

“Second Option to Extend” - means Borrower’s option, subject to the terms and conditions of Section 2.14 hereof, to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date.

“Security Instrument” - means that certain Amended and Restated Mortgage, Security Agreement, Assignment of Leases and Rents, Fixture Financing Statement and Notice of Future Advance dated as of the Effective Date, executed by Mortgage Borrower, in favor of Mortgage Lender, as the same may be amended, modified, supplemented or replaced from time to time.

“Separateness Provisions” - shall have the meaning ascribed to such term in Section 7.1 hereof.

“Servicer” – shall have the meaning set forth in Section 13.34(a) hereof.

“Servicing Agreement” – shall have the meaning set forth in Section 13.34(a) hereof.

“Subordination of Asset Management Agreement” – means that certain Mezzanine Subordination of Asset Management Agreement dated as of the Effective Date executed by Borrower, Lender, and Asset Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time

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“Subordination of Management Agreement” – means that certain Mezzanine Subordination of Management Agreement dated as of the Effective Date executed by Borrower, Lender, and Property Manager, as the same may be amended, restated, replaced, extended, renewed, supplemented or otherwise modified from time to time.

“Tangible Net Worth” – means on any date of determination, the following with respect to Guarantor: (a) the sum of the total assets (excluding any equity value in the Property) less the total liabilities (exclusive of contingent liabilities, including, without limitation, any contingent liabilities created by the Loan Documents or the Mortgage Loan Documents) minus (b) intangibles, as determined by Lender in its reasonable discretion.

“Tax Account” – shall have the meaning set forth in the Mortgage Loan Agreement.

“Taxes” – means all taxes, assessments, and other governmental impositions, now or hereafter levied or assessed or imposed against the Collateral or any part thereof.

“Tenant” – means any Person leasing or occupying space in the Property pursuant to a Lease.

“Tenant Improvements” – means tenant construction work which Mortgage Borrower is required to construct (or cause to be constructed) under any Approved Lease for retail space at the Property or an allowance for tenant construction work Mortgage Borrower is obligated to pay or otherwise provide to a Tenant under any Approved Lease for retail space at the Property, in either case, in amounts, if not expressly set forth and approved by Lender in the Approved Annual Budget or such Approved Lease, approved by Lender in its reasonable discretion.

“Term SOFR Rate” – shall have the meaning ascribed to such term in the Note.

“Third Extended Maturity Date” – means August 7, 2031.

“Third Option to Extend” - means Borrower’s option, subject to the terms and conditions of Section 2.15 hereof, to extend the term of the Loan from the First Extended Maturity Date to the Second Extended Maturity Date.

“TI Leasing Costs” – means any allowable (in accordance with the terms of this Agreement) Tenant Improvements and Leasing Commissions.

“Title Company” – means First American Title Insurance Company.

“Title Policy” – means, individually or collectively, as the context may suggest or require, (i) an ALTA extended coverage loan policy of title insurance in form and substance reasonably satisfactory to Lender, insuring Mortgage Lender in the principal amount of the Loan, of the validity and priority of the lien of the Security Instrument on the Property, subject only to Permitted Encumbrances and (ii) a UCC lender’s insurance policy in form acceptable to Lender issued with respect to the Financing Statement and insuring the lien of the Pledge Agreement..

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“Transfer” - means any sale, installment sale, exchange, mortgage, pledge, hypothecation, assignment, encumbrance or other transfer, conveyance or disposition, whether voluntarily, involuntarily or by operation of law or otherwise.

“UCC” or “Uniform Commercial Code” - means the Uniform Commercial Code in effect from time to time in the state where Borrower is organized and where the Property is located, as applicable, as now or hereafter amended or modified.

“Underwriting Adjustments (Commercial)” - means commercially reasonable adjustments made by Lender in its calculation of Underwritten Net Operating Income (Commercial) and the components thereof, in each case, based upon Lender’s standard underwriting criteria for transactions comparable to the Loan, which such adjustments shall include, without limitation, adjustments:

(A) for (i) items of a non-recurring nature, (ii) a credit/loss vacancy allowance equal to the greater of (a) actual vacancy, or (b) 5%, (iii) imminent increases or decreases in liabilities and expenses (including Taxes and/or Insurance Premiums), (iv) management fees in excess of commercially reasonable fees and expenses, and (v) insufficient replacement reserves;

(B) to include (i) rental income with respect to Leases that are in full force and effect under which the Tenant has taken occupancy and commenced rent payment, (ii) rental income (based on a pro-rata calculation for the next successive twelve month period) for all executed Leases where Tenants have not yet commenced rent payments if rent commencement is scheduled to occur within the next 12 months from the date of calculation pursuant to the terms of the Lease; and (iii) scheduled rent increases if such rent increases are scheduled to occur within 12 months from the date of calculation. To the extent such rent increases are scheduled to occur within 6 months from the date of calculation, the increases will be calculated as if applicable as of the date of calculation. To the extent such rent increases are scheduled to occur between 7-12 months from the date of calculation, the rent increases will be included for the applicable forward-looking period (but not as of the date of calculation); and

(C) to exclude rental income attributable to any Tenant under any Lease (i) in bankruptcy to the extent that the Tenant under the Lease has rejected the Lease in the applicable bankruptcy proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction; (ii) not paying base rent under its Lease or otherwise in material monetary default under its Lease, in each case beyond any applicable notice, grace and cure periods; (iii) pursuant to which a material, non-monetary default has occurred and is continuing beyond any applicable notice, grace and cure periods; (iv) that has notified Borrower in writing that it will terminate, cancel, reject and/or not renew its applicable Lease or “go dark” or vacate all or substantially all of its leased space within the successive 12 month period, unless such Tenant is an investment-grade Tenant, in which case rental income shall be included calculated on a pro-rata basis based on the actual rental payments remaining for the next successive 12 month period pursuant to the applicable Lease; (v) whose Lease is not in full force and effect; (vi) whose tenancy at the retail space is month-to-month, unless such month-to-month Tenant has demonstrated to the reasonable satisfaction of Lender that they intend to continue such Lease; and (vii) which expires within 90 days or less of the applicable date of calculation hereunder, and either (1) there is no exercisable option contained in the terms thereof or (2) the tenant has not yet given notice of its exercise of any exercisable option contained therein, unless Lender determines in its reasonable discretion that such Tenant intends to extend such Lease.

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“Underwriting Adjustments (Multifamily)” - shall mean adjustments made by Lender in its calculation of Underwritten Net Operating Income (Multifamily) and the components thereof, in each case, based upon Lender standard underwriting criteria for transactions comparable to the Loan, which such adjustments shall include, without limitation, adjustments for (i) items of a non-recurring nature; (ii) a credit/loss vacancy and collection loss allowance equal to the greater of: (a) actual vacancy, and (b) 5% (the stabilized market vacancy underwritten by Lender as of the Effective Date based on market vacancy rates), (iii) imminent increases or decreases in liabilities and expenses (including Taxes and/or Insurance Premiums), (iv) management fees in excess of commercially reasonable fees and expenses, (v) insufficient replacement reserves, (vi) rental income attributable to any Tenant under any residential Lease not paying rent under its Lease when due or otherwise in material default under its Lease beyond any applicable notice and cure periods, and (vii) for future residential lease term commencement dates and rent concessions.

“Underwritten Net Operating Income” – means the sum of Underwritten Net Operating Income (Commercial) plus Underwritten Net Operating Income (Multifamily).

“Underwritten Net Operating Income (Commercial)” - means the amount calculated by Lender on a monthly basis by which (a) Gross Income for any commercial portion of the Property for the immediately succeeding twelve (12) calendar month period, exceeds (b) the greater of (i) actual Operating Expenses incurred for the preceding twelve (12) calendar month period for such portion of the Property, or (ii) Permitted Operating Expenses shown on the Approved Annual Budget for the immediately succeeding twelve (12) calendar month period for such portion of the Property, all of which shall be subject to the application of the Underwriting Adjustments (Commercial) by Lender in its reasonable discretion. Lender’s monthly calculation of Underwritten Net Operating Income (Commercial) (including determination of items that do not qualify as Gross Income or Operating Expenses such portion of the Property) shall be calculated by Lender in good faith and shall be final absent manifest error.

“Underwritten Net Operating Income (Multifamily)” – means the amount calculated by Lender on a monthly basis by which: (a) Gross Income for the residential portion of the Property for the immediately succeeding twelve (12) calendar month period, exceeds (b) the greater of: (i) actual Operating Expenses for the residential portion of the Property incurred for the preceding twelve (12) calendar month period, or (ii) Permitted Operating Expenses shown on the Approved Annual Budget for the immediately succeeding twelve (12) calendar month period for the residential portion of the Property, all of which shall be subject to the application of the Underwriting Adjustments (Multifamily) by Lender in its reasonable discretion. Lender’s monthly calculation of Underwritten Net Operating Income (Multifamily) (including determination of items that do not qualify as Gross Income or Operating Expenses for such portion of the Property) shall be calculated by Lender in good faith and shall be final absent manifest error.

“USCIS” – means the United States Citizenship and Immigration Services, a component of the United States Department of Homeland Security, and any successor agency thereto.

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Article 2. LOAN

2.1              LOAN. Subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of up to Ten Million and No/100 Dollars ($10,000,000.00); said sum to be evidenced by the Note. This Loan is not a revolving credit line, and no payments or credits shall increase the maximum amount of advances available from the Loan.

2.2              PURPOSE. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used for the refinance of the Property and the payment of related costs and expenses and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.

2.3              INTEREST RATE AND DEFAULT RATE. The Principal Balance of the Note outstanding at the close of each day shall bear interest at the Contract Rate or the Default Rate, as applicable, and in accordance with all terms and conditions set forth therein.

2.4              TERMS OF PAYMENT. The Loan shall be repaid in accordance with the terms of this Agreement and the Note.

2.5              EXIT FEE. .

(a)               Borrower shall be obligated to pay an exit fee to Lender (the “Exit Fee”) upon repayment in full of the Note or the acceleration or maturity thereof in accordance with the terms of any of the Loan Documents, in an amount equal to $100,000.00 (1.00%) of the total amount of the Loan, whether disbursed or undisbursed). In furtherance of the foregoing, Borrower expressly acknowledges and agrees that (i) Lender shall have no obligation to accept any payment in full of the Note unless and until Borrower shall have complied with this Section 2.5, and (ii) Lender shall have no obligation to release any Loan Document upon payment of the Note unless and until Lender shall have received the Exit Fee then due and payable. Borrower expressly acknowledges and agrees that the Exit Fee shall constitute additional consideration for the Loan. Notwithstanding the forgoing, Lender hereby agrees that the Exit Fee shall be waived and no longer due and payable if the Loan is repaid through a financing with Lender or an Affiliate of Lender.

(b)               If Borrower shall make a prepayment of the Loan pursuant to any provisions of Sections 2.13 through 2.15, then a portion of the Exit Fee equal to one percent (1.00%) of such prepaid amount shall be due and payable upon such prepayment.

2.6              PREPAYMENT. The Principal Balance of the Note may be prepaid, in whole only, upon the satisfaction of the following: (i) Borrower shall deliver not less than ten (10) days prior written notice to Lender (or such shorter period of time as may be permitted by Lender) specifying the date on which prepayment is to be made (the “Prepayment Date”); provided that Borrower may revoke such notice in its discretion; (ii) Borrower shall make payment of accrued interest to and including the Prepayment Date; (iii) in the event the Prepayment Date occurs on or before July 24, 2028 (the period of time from the Effective Date through such

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date being the “Prepayment Period”), which prepayment occurring during the Prepayment Period may be in whole only, Borrower shall make payment to Lender of the applicable Prepayment Fee (as defined below); provided that no Prepayment Fee shall be due by Borrower for prepayment of the Loan in connection with application of casualty insurance or condemnation proceeds by or with the consent of Lender in reduction of the Loan; and (iv) Borrower shall make payment of all other sums then due under the Note, the Pledge and Security Agreement and the other Loan Documents to the extent then payable. If any such notice of prepayment is given, the principal amount set forth in such notice and the other sums required under this paragraph shall be due and payable on the Prepayment Date; provided, however, that Borrower may revoke any such prepayment election on or before the Prepayment Date by written notice to Lender. As used herein, the “Prepayment Fee”, being calculated as a percentage of the then outstanding Principal Balance of the Loan at the time of prepayment is calculated in accordance with the following calculation: the Contract Rate in effect for the month in which the Prepayment Date occurs divided by 12 months, divided by 30 days (i.e. to obtain a per diem rate of interest), multiplied by the remaining days in the Prepayment Period following the Prepayment Date, multiplied by the then-outstanding Principal Balance, equals the Prepayment Fee, without duplication for any interest previously paid. Notwithstanding the foregoing to the contrary, Borrower shall be allowed to prepay the Loan in part in connection with Sections 2.13 through 2.15 hereof only, in accordance with the provisions of Section 2.5(b).

2.7              GRANT OF SECURITY INTEREST IN COLLATERAL. The Note shall be secured, in part, by the Pledge and Security Agreement encumbering the Collateral.

2.8              GRANT OF SECURITY INTEREST IN ACCOUNTS AND RESERVES; APPLICATIONS OF FUNDS. As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to all Reserves, the Reserve Accounts and all other Accounts. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any of the Reserves, the Reserve Accounts, or any other Accounts, or permit any lien to attach thereto, or any levy to be made thereon, or any financing statements to be filed thereon, except those naming Lender as the secured party, to be filed with respect thereto, except as may be expressly provided in the Mortgage Loan Documents. This Agreement is, among other things, intended by the parties to be a security agreement for purposes of the UCC. If an Event of Default has occurred and continues beyond any applicable cure periods, Lender may apply all or any part of the Reserves and/or other Account Funds against the amounts outstanding under the Loan in any order and in any manner as Lender shall elect in Lender’s sole discretion without seeking the appointment of a receiver and without adversely affecting the rights of Lender to foreclose the liens and security interests securing the Loan or exercise its other rights under the Loan Documents. The Reserves and other Account Funds shall not constitute trust funds and may be commingled with other monies held by Lender. All interest which accrues on the Reserves and other Account Funds shall be at a rate established by Lender or the institution that is acting as depository with respect to the Account, which may or may not be the highest rate then available, shall accrue for the benefit of Borrower and shall be taxable to Borrower and shall be added to and disbursed in the same manner and under the same conditions as the principal sum on which said interest accrued. Upon satisfaction and repayment in full of Borrower’s obligations under the Loan Documents (including, without limitation, payment of any applicable Exit Fee and Prepayment Fee), all remaining funds held in the Accounts, all remaining Reserves and other Account Funds, if any, shall be (i) delivered to Lender if any portion of the Loan remains outstanding, and (ii) if the Loan has been repaid in full, shall be disbursed to Borrower within ten (10) Business Days unless such amounts have been credited (at Lender’s reasonable discretion) to the satisfaction of Borrower’s obligations under the Loan Documents.

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2.9              FEE. On the Effective Date and as a condition precedent to the effectiveness of this Agreement, Borrower shall pay to Lender a fully earned, non-refundable origination fee in immediately available funds in the amount of $100,000.00 (1.00% of the total Loan) (the “Origination Fee”).

2.10          LOAN DOCUMENTS. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, each properly executed and in recordable form, as applicable, described in Exhibit B as Loan Documents.

2.11          EFFECTIVE DATE. The Loan Documents shall become effective on the Effective Date.

2.12          FULL REPAYMENT AND RELEASE. Upon receipt of all sums owing and outstanding under the Loan Documents (including, without limitation, payment of any applicable Exit Fee and Prepayment Fee), and the full performance of all other obligations secured by the Pledge and Security Agreement, Lender shall release the Collateral from the Lien of the Pledge and Security Agreement and terminate any Financing Statements related to the Collateral and return to Borrower all certificates for and representing the Pledged Company Interests; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance, satisfaction or release: Lender shall have received all escrow, closing and filing costs, the costs of preparing and delivering such release, the payment of any and all sums then due and payable under the Loan Documents, and the full payment and performance of all other obligations secured by the Pledge and Security Agreement, including, without limitation, those set forth in the Note and the Pledge and Security Agreement. Lender’s obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such release, and any commitment of Lender to lend any undisbursed portion of the Loan shall be cancelled. Upon request from Borrower, at Borrower’s sole cost and expense, Lender agrees to assign the Note and the Pledge and Security Agreement to any future lender of Borrower’s choosing upon repayment of the Debt.

2.13          FIRST OPTION TO EXTEND. Borrower shall have the option to extend (“First Option to Extend”) the term of the Loan from the Original Maturity Date to the First Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent (unless otherwise waived by Lender in its sole discretion):

(a)               Borrower shall provide Lender with written notice of Borrower’s request to exercise the First Option to Extend substantially in the form attached hereto as Exhibit C not less than sixty (60) days prior to the Original Maturity Date.

(b)               As of the date of Borrower’s delivery of notice of request to exercise the First Option to Extend, and as of the Original Maturity Date, no Event of Default or Mortgage Event of Default shall have occurred and be continuing beyond any applicable cure periods and Borrower shall so certify in writing if requested by Lender.

(c)               Borrower shall execute or cause the execution of all documents reasonably required by Lender in a form reasonably satisfactory to Borrower and Lender to exercise the First Option to Extend.

(d)               Lender shall have received evidence that, under the terms hereof and thereof, the Mortgage Loan shall have been or will simultaneously be extended to a date that is no earlier than the First Extended Maturity Date.

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(e)               Intentionally omitted.

(f)                Mortgage Lender shall have determined that the outstanding Principal Balance of the Loan and Mortgage Loan (in the aggregate) as a percentage of the as-is fair market value of the Property (“Loan-to-Value Percentage”) as of the Original Maturity Date does not exceed 80.00%. To the extent Mortgage Lender determines that the Loan-to-Value Percentage exceeds 80.00% as of the Original Maturity Date, Mortgage Lender may, or at the request of Borrower or Lender, shall, order at Borrower’s expense a written appraisal prepared by an M.A.I. appraiser approved by Lender in its reasonable discretion in conformance with the requirements of FIRREA, as well as any other applicable rules and/or regulations from any and any applicable Governmental Authority (“Approved Appraisal”), confirming to the reasonable satisfaction of Mortgage Lender that the Loan-to-Value Percentage does not exceed 80.00%. Provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Percentage of 80.00%, then Borrower may pay down the outstanding Principal Balance of the Loan and Mortgage Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) by an amount such that said Loan-to-Value Percentage requirement may be met. The valuation date of any Approved Appraisal delivered in connection with the First Option to Extend shall be within ninety (90) days of the Original Maturity Date.

(g)               Borrower shall have entered into an (or extended the then-existing) Interest Rate Cap Agreement (or Substitute IRPA pursuant to the terms and conditions of Section 9.21 below, if applicable) which such Interest Rate Cap Agreement shall cap the Term SOFR Rate at a strike price equal to or less than 4.50% (unless a higher strike price is approved by Lender in its sole discretion) during the period from the Original Maturity Date through the First Extended Maturity Date. As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to any Interest Rate Cap Agreement and agrees to enter into any documentation or take such other action reasonably requested by Lender to establish, protect, perfect or enforce any such security interest granted to Lender pursuant to this Section.

(h)               Borrower shall have delivered evidence satisfactory to Lender that as of the Original Maturity Date the Property has achieved a Debt Yield Ratio of at least 6.75%, as reasonably calculated by Mortgage Lender; provided, however, in the event such required minimum Debt Yield Ratio is not achieved, then Borrower may pay down the outstanding Principal Balance of the Loan and Mortgage Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) such that said minimum Debt Yield Ratio is met as calculated by Mortgage Lender in Mortgage Lender’s reasonable discretion (unless otherwise waived by Mortgage Lender in its sole discretion).

(i)                 On or before the Original Maturity Date, Borrower shall pay to Lender an extension fee in the amount one quarter of one percent (0.25%) of the then-outstanding Principal Balance of the Loan.

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Notwithstanding the provisions of clauses (f) and (h) of this Section 2.13 to the contrary, should: (1) Mortgage Lender waive its right to calculate the Loan-to-Value Percentage and/or Debt Yield Ratio, (2) Mortgage Lender waive its right to order an Approved Appraisal, and/or (3) Lender be able to provide evidence of manifest error in the calculation of the Loan-to-Value Percentage or Debt Yield Ratio, Lender shall have the right to determine the Loan-to-Value Percentage and/or Debt Yield Ratio, or order an Approved Appraisal, as applicable.

2.14          SECOND OPTION TO EXTEND. If Borrower shall have exercised the First Option to Extend and the Original Maturity Date of the Note shall have been extended in accordance with the terms and provisions of this Agreement, Borrower shall have the option to further extend the term of the Loan (“Second Option to Extend”) from the First Extended Maturity Date to the Second Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent (unless otherwise waived by Lender in its discretion):

(a)               Borrower shall provide Lender with written notice of Borrower’s request to exercise the Second Option to Extend substantially in the form attached hereto as Exhibit C not less than sixty (60) days prior to the First Extended Maturity Date.

(b)               As of the date of Borrower’s delivery of notice of request to exercise the Second Option to Extend, and as of the First Extended Maturity Date, no Event of Default or Mortgage Event of Default shall have occurred and be continuing beyond any applicable cure periods and Borrower shall so certify in writing if requested by Lender.

(c)               Borrower shall execute or cause the execution of all documents reasonably required by Lender in a form reasonably satisfactory to Borrower and Lender to exercise the Second Option to Extend.

(d)               Lender shall have received evidence that the Mortgage Loan is paid off (if permitted under the terms hereof and thereof) or shall have been or will simultaneously be extended to a date that is no earlier than the Second Extended Maturity Date.

(e)               Intentionally omitted.

(f)                Mortgage Lender shall have determined that Loan-to-Value Percentage as of the First Extended Maturity Date does not exceed 75.00%. To the extent Mortgage Lender determines that the Loan-to-Value Percentage exceeds 75.00% as of the First Extended Maturity Date, Borrower may deliver to Mortgage Lender and Lender, at Borrower’s expense, an Approved Appraisal confirming to the reasonable satisfaction of Mortgage Lender that the Loan-to-Value Percentage does not exceed 75.00%. Provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Percentage, then Borrower may pay down the outstanding Principal Balance of the Loan and Mortgage Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) by an amount such that said Loan-to-Value Percentage requirement may be met. The valuation date of any Approved Appraisal delivered in connection with the Second Option to Extend shall be within ninety (90) days of the First Extended Maturity Date.

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(g)               Borrower shall have entered into an (or extended the then-existing) Interest Rate Cap Agreement (or Substitute IRPA pursuant to the terms and conditions of Section 9.21 below, if applicable) which such Interest Rate Cap Agreement shall cap the Term SOFR Rate at a strike price equal to or less than 4.50% (unless a higher strike price is approved by Lender in its sole discretion) during the period from the First Extended Maturity Date through the Second Extended Maturity Date. As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to any Interest Rate Cap Agreement and agrees to enter into any documentation or take such other action reasonably requested by Lender to establish, protect, perfect or enforce any such security interest granted to Lender pursuant to this Section.

(h)               Borrower shall have delivered evidence satisfactory to Mortgage Lender that as of the First Extended Maturity Date the Property has achieved a Debt Yield Ratio of at least 7.00%, as reasonably calculated by Mortgage Lender; provided, however, in the event such required minimum Debt Yield Ratio is not achieved, then Borrower may pay down the outstanding Principal Balance of the Loan and Mortgage Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) such that said minimum Debt Yield Ratio is met as calculated by Mortgage Lender in Mortgage Lender’s reasonable discretion (unless otherwise waived by Mortgage Lender in its sole discretion).

(i)                 On or before the First Extended Maturity Date, Borrower shall pay to Lender an extension fee in the amount one quarter of one percent (0.25%) of the then-outstanding Principal Balance of the Loan.

Notwithstanding the provisions of clauses (f) and (h) of this Section 2.14 to the contrary, should: (1) Mortgage Lender waive its right to calculate the Loan-to-Value Percentage and/or Debt Yield Ratio, (2) Mortgage Lender waive its right to order an Approved Appraisal, and/or (3) Lender be able to provide evidence of manifest error in the calculation of the Loan-to-Value Percentage and/or Debt Yield Ratio, Lender shall have the right to determine the Loan-to-Value Percentage and/or Debt Yield Ratio, or order an Approved Appraisal, as applicable.

2.15          THIRD OPTION TO EXTEND. If Borrower shall have exercised the Second Option to Extend and the First Extended Maturity Date of the Note shall have been extended in accordance with the terms and provisions of this Agreement, Borrower shall have the option to further extend the term of the Loan (“Third Option to Extend”) from the Second Extended Maturity Date to the Third Extended Maturity Date, upon satisfaction of each and every one of the following conditions precedent (unless otherwise waived by Lender in its discretion):

(a)               Borrower shall provide Lender with written notice of Borrower’s request to exercise the Third Option to Extend substantially in the form attached hereto as Exhibit C not less than sixty (60) days prior to the Second Extended Maturity Date.

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(b)               As of the date of Borrower’s delivery of notice of request to exercise the Third Option to Extend, and as of the Second Extended Maturity Date, no Event of Default or Mortgage Event of Default shall have occurred and be continuing beyond any applicable cure periods and Borrower shall so certify in writing if requested by Lender.

(c)               Borrower shall execute or cause the execution of all documents reasonably required by Lender in a form reasonably satisfactory to Borrower and Lender to exercise the Third Option to Extend.

(d)               Lender shall have received evidence that the Mortgage Loan shall have been or will simultaneously be extended to a date that is no earlier than the Third Extended Maturity Date.

(e)               Intentionally omitted.

(f)                Mortgage Lender shall have determined that Loan-to-Value Percentage as of the Second Extended Maturity Date does not exceed 70.00%. To the extent Mortgage Lender determines that the Loan-to-Value Percentage exceeds 70.00% as of the Second Extended Maturity Date, Borrower may deliver to Mortgage Lender and Lender at Borrower’s expense an Approved Appraisal confirming to the reasonable satisfaction of Mortgage Lender that the Loan-to-Value Percentage does not exceed 70.00%. Provided, however, in the event such fair market value is not adequate to meet the required Loan-to-Value Percentage, then Borrower may pay down the outstanding Principal Balance of the Loan and Mortgage Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) by an amount such that said Loan-to-Value Percentage requirement may be met. The valuation date of any Approved Appraisal delivered in connection with the Third Option to Extend shall be within ninety (90) days of the Second Extended Maturity Date.

(g)               Borrower shall have entered into an (or extended the then-existing) Interest Rate Cap Agreement (or Substitute IRPA pursuant to the terms and conditions of Section 9.21 below, if applicable) which such Interest Rate Cap Agreement shall cap the Term SOFR Rate at a strike price equal to or less than 4.50% (unless a higher strike price is approved by Lender in its sole discretion) during the period from the Second Extended Maturity Date through the Third Extended Maturity Date. As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all Borrower’s right, title and interest in and to any Interest Rate Cap Agreement and agrees to enter into any documentation or take such other action reasonably requested by Lender to establish, protect, perfect or enforce any such security interest granted to Lender pursuant to this Section.

(h)               Borrower shall have delivered evidence satisfactory to Lender that as of the Second Extended Maturity Date the Property has achieved a Debt Yield Ratio of at least 7.25%, as reasonably calculated by Mortgage Lender; provided, however, in the event such required minimum Debt Yield Ratio is not achieved, then Borrower may pay down the outstanding Principal Balance of the Loan and Mortgage Loan (to be applied to each respective loan on a pro rata basis as calculated by Lender in its reasonable discretion) such that said minimum Debt Yield Ratio is met as calculated by Mortgage Lender in Mortgage Lender’s reasonable discretion (unless otherwise waived by Mortgage Lender in its sole discretion).

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(i)                 On or before the Second Extended Maturity Date, Borrower shall pay to Lender an extension fee in the amount one quarter of one percent (0.25%) of the then-outstanding Principal Balance of the Loan.

Notwithstanding the provisions of clauses (f) and (h) of this Section 2.15 to the contrary, should: (1) Mortgage Lender waive its right to calculate the Loan-to-Value Percentage and/or Debt Yield Ratio, (2) Mortgage Lender waive its right to order an Approved Appraisal, and/or (3) Lender be able to provide evidence of manifest error in the calculation of the Loan-to-Value Percentage and/or Debt Yield Ratio, Lender shall have the right to determine the Loan-to-Value Percentage and/or Debt Yield Ratio, or order an Approved Appraisal, as applicable.

Article 3. DISBURSEMENT and reserves

3.1              CONDITIONS PRECEDENT.

(a)               Lender’s obligation to make the Loan on the Effective Date shall be subject at all times to the satisfaction or waiver of each and every one of the following conditions precedent on or prior to the Effective Date:

(i)                 No Defaults. No Event of Default shall occur upon Lender’s making of the Loan.

(ii)              Documents. Receipt and approval by Lender of an executed original of this Agreement, each of the Loan Documents, and any and all other documents, instruments, policies and forms of evidence or other materials which are required pursuant to this Agreement or any of the other Loan Documents, each in form and content reasonably acceptable to Lender.

(iii)            Pledge Agreement. The Pledge and Security Agreement is a valid lien upon the Collateral and is prior and superior to all other liens and encumbrances thereon except the Permitted Encumbrances.

(iv)             Representations and Warranties. The representations and warranties contained in this Agreement are true and correct in all material respects.

(v)               Borrower Cost Basis. Borrower represents and warrants to Lender as of the Effective Date that Mortgage Borrower’s cost-basis in the Property is equal to or greater than $158,000,000.00 as of the Effective Date.

(vi)             Underwritten Net Operating Income. Borrower represents and warrants to Lender as of the Effective Date that Mortgage Borrower has calculated the Underwritten Net Operating Income of the Property to be equal to or greater than $4,150,000.00 in accordance with the terms and conditions of this Agreement and/or the Mortgage Loan Agreement.

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(vii)          Organizational Documents; Good Standing. Lender shall have received: (a) copies of all the organizational documents for Borrower and any other related entity reasonably requested by Lender, (b) a resolution authorizing the Loan and execution and delivery of the Loan Documents, in form and substance reasonably acceptable to Lender, and (c) evidence that Borrower and any other entity reasonably required by Lender, is in good standing in its state of formation and states where it conducts business.

(viii)        Leases; Material Agreements. Lender shall have received true, correct and complete copies of all commercial Leases (if any) and all Material Agreements within Borrower’s possession and control.

(ix)             Lien Search Reports and Know Your Customer Information. Lender shall have received satisfactory reports of Uniform Commercial Code, tax lien, bankruptcy and judgment searches and any additional required know-you-customer information/reports conducted by a search firm acceptable to Lender with respect to the Property, Borrower and Guarantor (including Borrower’s immediate predecessor, if any), and any additional related Persons, such searches to be conducted in such locations as Lender shall have requested.

(x)               Transaction Costs. Borrower shall have paid all transaction costs (or provided for the direct payment of such transaction costs by Lender from the proceeds of the Loan).

(xi)             Insurance. Lender shall have received certificates of insurance for casualty insurance demonstrating insurance coverage in respect of the Property of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Mortgage Loan Agreement.

(xii)          Title. Lender shall have received a marked, signed commitment to issue, or a pro-forma version of, a Title Policy in respect of the Collateral, listing only Permitted Encumbrances. If the Title Policy is to be issued by, or if disbursement of the proceeds of the Loan are to be made through, an agent of the actual insurer under the Title Policy (as opposed to the insurer itself), the actual insurer shall have issued to Lender for Lender’s benefit a so-called “Insured Closing Letter.”

(xiii)        Qualified Survey. Lender shall have received a Qualified Survey with respect to the Property.

(xiv)         Zoning. Lender shall have received evidence satisfactory to Lender that the Property is in compliance with all applicable zoning requirements, or if not in compliance, is considered to be legal, non-conforming (including a zoning report, a zoning endorsement if obtainable and a letter from the applicable municipality if obtainable). To the extent the Property is considered to be legal, non-conforming, Borrower shall have delivered evidence of ordinance and law insurance coverage for the Property reasonably satisfactory to Lender and to the extent available to Borrower at commercially reasonable rates.

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(xv)           Permits; Certificate of Occupancy. Lender shall have received a copy of all permits necessary for the use and operation of the Property and any existing certificate(s) of occupancy, if required, for the Property.

(xvi)         Environmental Report. Lender shall have received the Environmental Report with respect to the Property in form and substance reasonably satisfactory to Lender which have been prepared within the six (6) months prior to the Effective Date, and that disclose no material environmental conditions with respect to the Property.

(xvii)      Flood Certifications. Lender shall have received flood certifications and evidence of flood insurance with respect to the Property, if it is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the United States Federal Reserve System, in form and substance satisfactory to Lender.

(xviii)    Consents, Licenses, Approvals, etc. Lender shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by Borrower, and the validity and enforceability, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect.

(xix)         Financial Information. Lender shall have received financial information relating to Borrower, Mortgage Borrower, Guarantor and the Property that accurately reflects the financial positions of Borrower, Mortgage Borrower, Guarantor and the Property in all material respects.

(xx)           Opinions. Borrower has delivered to Lender, at Borrower’s expense, the opinions of legal counsel required by Lender in its reasonable discretion.

(xxi)         Additional Matters. Lender shall have received such other certificates, documents and instruments relating to the Loan as may have been reasonably requested by Lender. All corporate and other proceedings, all other documents (including all documents referred to in this Agreement and not appearing as exhibits to this Agreement) and all legal matters in connection with the Loan shall be reasonably satisfactory in form and substance to Lender.

(xxii)      Stub Interest. Borrower shall make a payment to Lender of any stub interest required pursuant to the terms of the Note.

(xxiii)    Mortgage Loan. Borrower shall have delivered to Lender true, correct and complete copies of all of the Mortgage Loan Documents.

3.2              PLEDGE AND ASSIGNMENT AND DISBURSEMENT AUTHORIZATION. The proceeds of the Loan, when qualified for disbursement, shall be disbursed to or for the benefit or account of Borrower in accordance with the Loan Documents. As additional security for Borrower’s performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender all monies at any time deposited in the Reserves and other Account Funds.

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3.3              DISBURSEMENTS. Borrower hereby authorizes Lender to disburse the proceeds of the Loan made by Lender or its Affiliate, and if applicable, funds in any Reserves, in accordance with the terms of the Loan Documents.

3.4              INTENTIONALLY OMITTED.

3.5              INTENTIONALLY OMITTED.

3.6              INTEREST AND CARRY RESERVE. Upon closing of the Loan, a total of $1,975,000.00 (the “Initial Carry Reserve Deposit”) shall be deposited into an Eligible Account held by Lender or Servicer as a reserve for the payment of Debt Service and/or Operating Expenses (collectively, the “Interest and Carry Reserve Account”). Amounts deposited into the Interest and Carry Reserve Account pursuant to this Section 3.6 are referred to herein as the “Interest and Carry Reserve Funds”.

(a)               Provided (i) no Event of Default has occurred and is continuing, and (ii) no Cash Sweep Period then exists, the Borrower may request on a monthly basis that a disbursement be made from the Interest and Carry Reserve Account for the difference between (A) the total of the Debt Service payments on the Loan (net of any payments made to Borrower pursuant to any “in-the-money” Interest Rate Cap Agreement) in the immediately preceding month, and (B) the revenue from the Property for the immediately preceding month, as detailed in the applicable Monthly Operating Report delivered to Lender by Borrower (“Carry Cost Payment Deficiency”). Provided Borrower delivers documentation reasonably satisfactory to Lender to evidence any such Carry Cost Payment Deficiency, Lender shall promptly disburse to Borrower the applicable Carry Cost Payment Deficiency. For the sake of clarity, a Cash Sweep Period shall be in effect as of the Effective Date.

(b)               Provided (i) no Event of Default has occurred and is continuing, but (ii) a Cash Sweep Period then exists, then Lender shall disburse directly to Lender any Interest and Carry Reserve Funds on deposit in the Interest and Carry Reserve Account on each Monthly Payment Date as necessary to satisfy any applicable Debt Service payments on the Loan.

(c)               If at any time Lender reasonably determines that the amounts on deposit in the Interest and Carry Reserve Account are insufficient to cover the projected Carry Cost Payment Deficiency for the next successive six (6) calendar months, as calculated by Lender in its reasonable discretion, then Borrower shall deposit an amount reasonably determined by Lender to be sufficient to restore such six (6) calendar month buffer into the Interest and Carry Reserve Account not more than fifteen (15) Business Days after Borrower’s receipt of Lender’s written demand thereof (such amount, the “Interest and Carry Reserve Replenishment Deposit”). The failure of Borrower to deposit such funds as required pursuant to the preceding sentence shall constitute an Event of Default hereunder. Notwithstanding the foregoing, Borrower shall have no obligation to make any Interest and Carry Reserve Replenishment Deposit prior to the earlier of the following: (i) February 7, 2027 (the “Replenishment Deposit Date), and (ii) the date that the Replenishment Deposit is made by Borrower pursuant to the terms of Section 3.6(d) below.

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(d)               On or before the earlier to occur of (i) the Replenishment Deposit Date and (ii) the occurrence and continuance of an Event of Default, Borrower shall deposit into the Interest and Carry Reserve Account an amount equal to $825,000.00 (the “Replenishment Deposit”).

(e)               The Borrower hereby acknowledges and agrees that, except as expressly provided herein, the Borrower shall not have access to the funds in the Interest and Carry Reserve Account. Upon the occurrence and during the continuance of an Event of Default, Lender may disburse any amounts in the Interest and Carry Reserve Account in its sole discretion to the payment of the Loan.

3.7              INTENTIONALLY OMITTED.

3.8              INTENTIONALLY OMITTED.

3.9                 INTENTIONALLY OMITTED.

3.10          TRANSFER OF RESERVE FUNDS UNDER MORTGAGE LOAN. If Mortgage Lender waives any reserves or escrow accounts required in accordance with the terms of the Mortgage Loan Agreement, or if the Mortgage Loan is repaid in full (and the Loan is not repaid in full simultaneously therewith) or is refinanced and reserve funds that are required under the Mortgage Loan Agreement are not required under any such new mortgage loan, then Borrower shall cause any and all amounts that would have been deposited into any reserves or escrow accounts in accordance with the terms of the Mortgage Loan Agreement to be transferred to and deposited with Lender (and Borrower shall enter into a clearing account agreement and, if applicable, a cash management agreement, for the benefit of Lender substantially similar to the arrangements entered into by Mortgage Borrower at the time of the closing of the Mortgage Loan). Borrower will execute all amendments and other documents necessary to give effect to the terms and conditions of this Section 3.10. All of the foregoing shall be at the sole cost and expense of Borrower.

3.11          GENERAL. Borrower shall pay to Lender all reasonable, out-of-pocket fees, costs and expenses actually paid or incurred by Lender from time to time in connection with any request of Borrower for a disbursement of funds from the Reserves. Borrower authorizes Lender to disburse directly to Lender, from the applicable Reserves or from funds to be disbursed to Borrower from the Reserves, such sums as may be necessary, at any time and from time to time, to pay all such fees, costs and expenses.

Article 4. cash management PROVISIONS

4.1              CASH MANAGEMENT ACCOUNT.

(a)               Establishment of Certain Accounts. Borrower shall cause Mortgage Borrower to establish and maintain the Restricted Account pursuant to and in accordance with the applicable terms and conditions of the DACA-Restricted Account Agreement and the applicable terms and conditions of the Mortgage Loan Agreement. Other than as required pursuant to the Mortgage Loan Documents, Borrower shall not permit or cause Mortgage Borrower to further pledge, assign or grant any security interest in the Restricted Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any financing statements to be filed with respect thereto.

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(b)               Cash Management Account. Borrower shall cause Mortgage Borrower to comply with the applicable terms and conditions of the Mortgage Loan Agreement relating to the Cash Management Account. Other than as required pursuant to the Mortgage Loan Documents, Borrower shall not permit or cause Mortgage Borrower to further pledge, assign or grant any security interest in the Cash Management Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any financing statements, except those naming Mortgage Lender as the secured party, to be filed with respect thereto. Mortgage Lender shall have the sole right to make withdrawals and/or direct disbursements from the Cash Management Account, to be applied in accordance with the terms and conditions of the Mortgage Loan Documents. All costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Mortgage Borrower. Subject to the terms of the Mortgage Loan Documents, Lender may direct Mortgage Lender to make all distributions from the Cash Management Account that would, pursuant to the Mortgage Loan Documents, go to Mortgage Borrower, directly to Lender pursuant to written instructions provided by Lender, to pay any amounts owed to Lender by Borrower hereunder.

(c)               Mortgage Lender Waiver. In the event Mortgage Lender waives the requirement for Mortgage Borrower to maintain the Restricted Account, the Cash Management Account or any of the Reserve Accounts, Borrower shall establish and maintain a lockbox account, cash management account and/or reserve accounts, as required by Lender in its sole discretion, that would operate similarly to the way in which the Restricted Account, the Cash Management Account and Reserve Accounts are intended to operate pursuant to the Mortgage Loan Agreement. In connection with the foregoing, Borrower shall cause Mortgage Lender to transfer any available balances in the applicable Accounts to Lender.

(d)               Notwithstanding anything in this Article 4 to the contrary, and subject to the provisions of the Mortgage Loan Documents, no provision of this Article 4 shall limit in any way Lender’s rights and remedies upon the occurrence and during the continuance of an Event of Default under the Loan Documents, including, but not limited to, the right to (i) accelerate the Loan, (ii) seek the appointment of a receiver, (iii) foreclose on the Collateral, or (iv) apply any revenues collected from the Property to the outstanding obligations due under the terms of the Loan Documents in the reasonable discretion of Lender.

Article 5. INSURANCE

5.1              REQUIRED INSURANCE.

(a)               Borrower shall cause Mortgage Borrower to maintain at all times during the term of the Loan the insurance required under Sections 5.1 and 5.2 of the Mortgage Loan Agreement, including, without limitation, meeting all insurer requirements thereunder. In addition, Borrower shall cause Lender to be named as loss payee on property coverages and named as an additional insured, together with Mortgage Lender, as their interest may appear, under such of the insurance policies required under of the Mortgage Loan Agreement as Lender shall require. Borrower shall also cause all insurance policies required under this Section 5.1 to provide for at least thirty (30) days prior notice to Lender in the event of policy cancellation or material changes. Not less than five (5) Business Days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to the terms hereof, certificates of insurance accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with certificates of insurance therefor to be followed by the original Policies when issued.

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(b)               If at any time Lender is not in receipt of written evidence that all insurance required hereunder and under the Mortgage Loan Agreement is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Collateral, including the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Pledge and Security Agreement and shall bear interest at the Default Rate.

(c)               For purposes of this Agreement, Lender shall have the same approval rights over the insurance referred to above (including, without limitation, the insurers, deductibles and coverages thereunder, as well as the right to require other reasonable insurance pursuant thereto) as are provided in favor of the Mortgage Lender in the Mortgage Loan Agreement. The Policies delivered pursuant to the Mortgage Loan Agreement shall include endorsements pursuant to which Lender shall have the same rights as the Mortgage Lender as referred to in the Mortgage Loan Agreement.

(d)               In the event that the Mortgage Loan has been paid in full:

(i)                 except during the continuance of an Event of Default, Borrower shall permit Mortgage Borrower to settle any insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are less than or equal to the Restoration Threshold.

(ii)              Lender shall have the right to participate in and reasonably approve any settlement for insurance or condemnation claims with respect to the insurance proceeds or condemnation awards which in the aggregate are equal to or greater than the Restoration Threshold.

(iii)            If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably empowers Lender, in the name of Mortgage Borrower as its true and lawful attorney in fact, to file and prosecute such claim and to collect and to make receipt for any such payment.

(e)               Upon repayment in full of the Mortgage Loan, the provisions of Article 5 of Mortgage Loan Agreement shall be deemed incorporated into this Agreement in their entirety.

5.2              INTENTIONALLY OMITTED.

5.3              DAMAGES; INSURANCE AND CONDEMNATION PROCEEDS.

(a)               Intentionally Omitted.

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(b)               Borrower shall deliver, or shall cause Mortgage Borrower to deliver, to Lender all reports, plans, specifications, documents and other materials that are to be delivered to Mortgage Lender under the applicable terms and conditions of the Mortgage Loan Agreement in connection with a Restoration of the Property after a casualty or condemnation, simultaneously with any such delivery to Mortgage Lender. Subject only to the rights of Mortgage Lender pursuant to the Mortgage Loan Agreement, all Net Proceeds that are permitted by the terms of the Mortgage Loan Documents to be paid to Mortgage Borrower or otherwise distributed to Borrower or Mortgage Borrower (rather than being used to rebuild or improve the Property in accordance with the Mortgage Loan Documents) shall be immediately paid over to Lender and are hereby assigned to Lender as additional collateral security hereunder.

(c)               Borrower shall (or shall cause Mortgage Borrower to) keep Lender timely informed of the progress of any Restoration and the status of any negotiations with insurers relating to any such casualty or condemnation. In addition, Borrower shall (or shall cause Mortgage Borrower to) provide Lender with any and all documentation reasonably requested by Lender relating to any casualty or condemnation or Restoration. If any Net Proceeds are to be disbursed by Mortgage Lender for Restoration, Borrower shall deliver or cause to be delivered to Lender copies of all written correspondence delivered to and received from Mortgage Lender that relates to the Restoration and release of the Net Proceeds. If, in connection with a Restoration, Mortgage Lender does not require the deposit by Mortgage Borrower of any Net Proceeds pursuant to the applicable terms and conditions of the Mortgage Loan Agreement, Lender shall have the right to demand that Borrower make a deposit of such Net Proceeds in accordance with those same terms and conditions, such Net Proceeds to then be governed by such terms and conditions as if each reference therein to “Lender” and “Borrower” referred to Lender and Borrower, respectively..

(d)               Notwithstanding any provision in this Agreement to the contrary, all Net Proceeds will be made available to Mortgage Borrower in accordance with the Mortgage Loan Agreement. In the event the Mortgage Loan has been paid in full and Lender receives any Net Proceeds, Lender shall either apply such proceeds to the Debt or for the Restoration in accordance with the same terms and conditions contained in the Mortgage Loan Agreement. Upon repayment in full of the Mortgage Loan, the provisions of the Mortgage Loan Agreement governing Restoration and use of Net Proceeds shall be incorporated into this Agreement in their entirety.

Article 6. REPRESENTATIONS AND WARRANTIES

As a material inducement to Lender’s entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date that:

6.1              AUTHORITY/ENFORCEABILITY. Borrower is in compliance with all Legal Requirements applicable to its organization, existence and transaction of business in all material respects and has all necessary rights and powers to borrow and own, improve and operate the Property as contemplated by the Loan Documents.

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6.2              BINDING OBLIGATIONS. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents, to which it is a party, and such obligations shall be valid and binding obligations of Borrower.

6.3              ORGANIZATION. Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing in each other jurisdiction where the conduct of its business requires it to be so, and Borrower has all power and authority under such laws and its organizational documents and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The organizational chart contained in Exhibit E is true, correct and complete as of the Effective Date.

6.4              FORMATION AND ORGANIZATIONAL DOCUMENTS. Borrower has delivered to Lender all of the relevant formation and organizational documents of Borrower, the partners, members, managers or joint venturers of Borrower (if any), and Guarantor. Borrower hereby certifies that: (i) the above documents are all of the relevant formation and organizational documents of Borrower; (ii) they remain in full force and effect; and (iii) they have not been amended or modified since they were delivered to Lender. Borrower shall promptly provide Lender with copies of any future amendments or modifications of the formation or organizational documents if requested by Lender.

6.5              NO VIOLATION. Borrower’s execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, articles of incorporation, bylaws or other organizational document; (b) violate any Legal Requirements applicable to Borrower or the Collateral; (c) conflict with, or constitute a breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower or the Collateral is bound or regulated; or (d) violate any other statute, law, regulation or ordinance, or any order of any Governmental Authority.

6.6              COMPLIANCE WITH LAWS; USE. Borrower has caused Mortgage Borrower to obtain all permits, licenses, exemptions, and approvals required to occupy, operate and market the Property in accordance with applicable Legal Requirements, and to be in compliance, in all material respects, with all Legal Requirements applicable to the Property and all other applicable statutes, laws, regulations and ordinances necessary for the lawful transaction of its business. Borrower shall not permit Mortgage Borrower to initiate a zoning change of the Property without prior notice to, and prior written consent from, Lender and Mortgage Lender (not to be unreasonably withheld, conditioned or delayed). Furthermore, Borrower shall not permit Mortgage Borrower to allow changes in the use of the Property for residential, retail and other commercial uses from that disclosed to Lender at the time of execution hereof without prior notice to, and prior written consent from, Lender and Mortgage Lender (not to be unreasonably withheld, conditioned or delayed).

6.7              LITIGATION. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower’s knowledge, threatened in writing against Borrower, Mortgage Borrower, or any Guarantor or affecting the Property.

6.8              FINANCIAL CONDITION. All financial statements and information heretofore and hereafter delivered to Lender by Borrower, including, without limitation, information relating to the financial condition of the Collateral, the Borrower, Mortgage Borrower and/or the Guarantor fairly and accurately represent the financial condition of the subject thereof in all material respects and have been prepared (except as noted therein) in accordance with the Approved Accounting Method, and do not contain any intentional misrepresentation.

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6.9              NO MATERIAL ADVERSE CHANGE. There has been no material adverse change in the financial condition of Borrower, Mortgage Borrower or Guarantor since the dates of the latest financial statements furnished to Lender, which would be reasonably likely to affect Borrower’s, Mortgage Borrower’s or Guarantor’s ability to perform its obligations under the Loan Documents or the Mortgage Loan Documents, as applicable, and, except as otherwise disclosed to Lender in writing, neither Borrower nor Mortgage Borrower has entered into any material transaction which is not disclosed in such financial statements.

6.10          ACCURACY. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan, the Mortgage Loan or security for the Loan or Mortgage Loan or required by the Loan Documents or Mortgage Loan Documents are, to Borrower’s knowledge, accurate, and correct and sufficiently complete in all material respect to give Lender true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

6.11          INTENTIONALLY OMITTED.

6.12          INTENTIONALLY OMITTED.

6.13          TAX LIABILITY. Borrower has filed, and has caused Mortgage Borrower to file, all required federal, state, county and municipal tax returns and has caused Mortgage Borrower to pay all Taxes owed and payable, and Borrower has no knowledge of any basis for any additional payment with respect to any such Taxes.

6.14          BUSINESS LOAN. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower. No portion of the Property is used or will be used as a dwelling occupied by any individual Person with a direct ownership interest in the Borrower.

6.15          FULL FORCE AND EFFECT. The Note and other Loan Documents are in full force and effect without any defense, counterclaim, right or claim of set-off; all necessary action to authorize the execution and delivery of this Agreement by Borrower has been taken.

6.16          ENFORCEABLE OBLIGATIONS. This Agreement and the other Loan Documents have been duly executed and delivered by Borrower and constitute Borrower’s legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury.

6.17          NO DEFAULT. No Event of Default nor Default will exist immediately following the making of the Loan. No Mortgage Event of Default nor Default (as defined in the Mortgage Loan Agreement) will exist immediately following the making of the Loan.

6.18          ERISA. Neither Borrower nor any ERISA Affiliate of Borrower has incurred or could be subjected to any liability under Title IV or Section 302 of ERISA or Section 412 of the Code or maintains or contributes to, or is or has been required to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code. The consummation of the transactions contemplated by this Agreement will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or substantially similar provisions under federal, state or local laws, rules or regulations.

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6.19          INVESTMENT COMPANY ACT. Borrower is not an “investment company”, or a company “controlled” by an “investment company”, registered or required to be registered under the Investment Company Act of 1940, as amended.

6.20          NO BANKRUPTCY FILING. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property. Borrower does not have knowledge of any Person contemplating the filing of any such petition against it. During the ten (10) year period preceding the Effective Date, no petition in bankruptcy has been filed by or against Borrower or Guarantor.

6.21          LEASES; MATERIAL AGREEMENTS.

(a)               Borrower has delivered (or caused Mortgage Borrower to deliver) to Lender true, correct and complete copies of all the existing commercial Leases. To Borrower’s knowledge, the Rent Roll is true, correct and complete in all material respects as of the Effective Date.

(b)               Borrower has made available to Lender true, correct and complete copies of all Material Agreements.

(c)               The Leases and Material Agreements are in full force and effect.

6.22          NOT FOREIGN PERSON. Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

6.23          LABOR MATTERS. Borrower is not a party to any collective bargaining agreements.

6.24          COLLATERAL.

(a)       Borrower is the sole beneficial owner of, and has good and marketable title to, the Collateral, and no lien exists or will exist (except the liens and security interests created by the Loan Documents) upon the Collateral at any time, and no right or option to acquire the same exists in favor of any other Person.

(b)       The Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge and Security Agreement, the Mortgage Loan Documents and the operating agreement of Mortgage Borrower).

(c)       The office where Borrower keeps its records concerning the Collateral, and where such records will be located at all times, is the address specified in Section 13.2 hereof.

(d)       There is no certificate or instrument evidencing or representing any of the Collateral other than the Ownership Certificates, which are being delivered to Lender on the date hereof.

(e)       The Pledge and Security Agreement and the Financing Statement create a valid security interest in the Collateral, securing the payment of the Debt, and upon the filing in the appropriate filing office for the Financing Statement and delivery of the Ownership Certificates to Lender, such security interest will be perfected, first priority security interests and all filings and other actions necessary to perfect such security interest will have been duly taken. Upon the exercise of its rights and remedies under the Pledge and Security Agreement and the Financing Statement, Lender will succeed to all of the rights, titles and interest of Borrower in Mortgage Borrower without the consent of any other Person and will, without the consent of any other Person, be admitted as a member in Mortgage Borrower. Mortgage Borrower is not taxed as a corporation under the Code or any other applicable laws.

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(f)       The Collateral is covered by a UCC insurance policy in the amount of the Loan, insuring that the Pledge and Security Agreement creates a valid and perfected first lien on the Collateral, and that Borrower is the sole owner of the Collateral, which (a) is in full force and effect, (b) is freely assignable to and will inure to the benefit of Lender and any successor or assignee of Lender, including the trustee in any Secondary Market Transaction, (c) has been paid in full, (d) has had no claims made against it, and (e) lists no exceptions.

(g)       There are no prior assignments of the Collateral that are presently outstanding except in accordance with the Loan Documents.

6.25          INTENTIONALLY OMITTED.

6.26          PHYSICAL CONDITION. Except as expressly described in the Property Condition Report:

(a)               To Borrower’s knowledge, the Property (including sidewalks, storm drainage system, roof, plumbing system, HVAC system, fire protection system, electrical system, equipment, elevators, exterior sidings and doors, irrigation system and all structural components) is in good condition, order and repair (ordinary wear and tear excepted) in all respects material to its use, operation or value.

(b)               To Borrower’s knowledge, there are no material structural or other material defect or damages in the Property, whether latent or otherwise.

(c)               Borrower has not received, nor has Mortgage Borrower informed Borrower of its receipt of, any written notice from any insurance company or bonding company of any defects or inadequacies in the Property that would, alone or in the aggregate, adversely affect in any material respect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

6.27          FRAUDULENT CONVEYANCE. Borrower has not entered into the Loan or any of the Loan Documents with the actual intent to hinder, delay or defraud any creditor. Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. On the Effective Date, the fair salable value of Borrower’s aggregate assets is and will, immediately following the making of the Loan and the use and disbursement of the proceeds thereof, be greater than Borrower’s probable aggregate liabilities (including subordinated, unliquidated, disputed and contingent obligations). Borrower’s aggregate assets do not and, immediately following the making of the Loan and the use and disbursement of the proceeds thereof will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, incur debts and liabilities (including contingent obligations and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).

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6.28          MANAGEMENT. Except for the Management Agreement and Asset Management Agreement, no property or asset management agreements are in effect with respect to the Property. The Management Agreement and Asset Management Agreement are in full force and effect and, to Borrower’s knowledge, there is no event of default thereunder by any party thereto, and no event has occurred that, with the passage of time and/or the giving of notice would constitute an event of default thereunder.

6.29          CONDEMNATION. Borrower has not received, nor has Mortgage Borrower informed Borrower of its receipt of, any written notice that condemnation has been commenced or is contemplated with respect to all or any material portion of the Property or for the relocation of roadways providing access to the Property.

6.30          ASSESSMENTS. There are no pending or, to Borrower’s knowledge, proposed in writing special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated Improvements to the Property that may result in such special or other assessments. No extension of time for assessment or payment by Borrower of any federal, state or local tax is in effect.

6.31          NO JOINT ASSESSMENT. Borrower has not allowed Mortgage Borrower to suffer, permit or initiate the joint assessment of the Property (i) with any other real property constituting a separate tax lot, or (ii) with any personal property, or any other procedure whereby the Lien of any Taxes that may be levied against such other real property or personal property shall be assessed or levied or charged to the Property as a single Lien.

6.32          SECURITIES COMPLIANCE. To Borrower’s knowledge, all equity investments made directly or indirectly in the Borrower have been completed in accordance with all applicable federal and/or state securities laws.

6.33          EB-5 PROGRAM. Borrower represents and warrants to Lender as of the Effective Date as follows:

(a)               The EB-5 Program, including all EB-5 Offering Documents, has been conducted and offered in compliance with all applicable federal securities laws, state securities laws, and immigration laws, including the Immigration and Nationality Act, as amended, and all rules and regulations promulgated thereunder by USCIS.

(b)               True, correct and complete copies of all EB-5 Offering Documents have been delivered to Lender prior to the Effective Date, and such EB-5 Offering Documents have not been amended or modified since delivery to Lender except as otherwise disclosed to Lender in writing.

(c)               The Regional Center is a regional center designated by USCIS to participate in the EB-5 Program, such designation is in full force and effect, and to Borrower’s knowledge, no action has been taken or threatened by USCIS or any other Governmental Authority to terminate, suspend, revoke or adversely modify the Regional Center’s designation.

(d)               All EB-5 Capital Contributions have been or will be made in accordance with the EB-5 Offering Documents and have been or will be properly escrowed, released and applied solely for the uses described in the EB-5 Offering Documents and the Job Creation Plan.

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(e)               No EB-5 Investor has (i) withdrawn or attempted to withdraw any EB-5 Capital Contribution, (ii) made any claim for rescission, return, or refund of any EB-5 Capital Contribution, (iii) asserted any material claim or commenced any litigation against Borrower, any Affiliate of Borrower, or the Regional Center arising out of or relating to the EB-5 Program, or (iv) received a denial of any I-526, I-526E, or I-829 petition from USCIS, in each case except as disclosed in writing to Lender.

(f)                The Job Creation Plan accurately reflects the jobs to be created by the investment of the EB-5 Capital Contributions, and Borrower reasonably believes that such jobs will be created within the time periods required by applicable immigration laws and USCIS regulations.

(g)               No event has occurred and no condition exists that would reasonably be expected to result in a material adverse effect on the ability of Borrower, Block 40 or Mezzanine Borrower to perform their respective obligations under the EB-5 Offering Documents.

Article 7. SPECIAL PURPOSE ENTITY STATUS

7.1              REPRESENTATIONS, WARRANTIES AND COVENANTS REGARDING SPECIAL PURPOSE ENTITY STATUS; FUTURE AND PAST ACTIVITIES. Borrower hereby represents, warrants and covenants to Lender, with regard to Borrower, as follows:

(a)               Limited Purpose. The sole purpose to be conducted or promoted by Borrower since its organization is to engage in the following activities: (i) to own and hold the Collateral; (ii) to enter into and perform its obligations under the Loan Documents and its obligations under any prior loan received by Borrower; (iii) to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, or otherwise deal with the Collateral to the extent permitted under the Loan Documents or any other loan documents for any prior loans received by Borrower; and (iv) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.

(b)               Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or the Mortgage Loan Documents or in any other document governing the formation, management or operation of Borrower, Borrower shall not, without the prior written consent of Lender, (i) guarantee any obligation of any Person, including any Affiliate, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any Person; (ii) engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section; (iii) incur, create or assume any indebtedness other than (A) the Loan and (B) additional indebtedness from the Lender or an Affiliate of Lender approved by Lender in its reasonable discretion; (iv) make or permit to remain outstanding any loan to, or own or acquire any stock or securities of, any Person, except that Borrower may invest in those investments permitted under the Loan Documents; (v) to the fullest extent permitted by law, (A) engage in any dissolution, liquidation, consolidation, or merger, except as permitted under the Loan Documents, (B) divide the Borrower or enter into any plan of division pursuant to any applicable law, except as permitted under the Loan Documents, or (C) engage in any sale or other transfer of any of its assets outside the ordinary course of Borrower’s business; (vi) buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities); (vii) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity, except as permitted under the Loan Documents; or (viii) own any asset or property other than the Collateral.

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(c)               Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate, Borrower represents and warrants that in the conduct of its operations since its organization will continue to observe the following covenants (collectively, the “Separateness Provisions”): (i) maintain books and records and bank accounts separate from those of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets; (iii) comply with all organizational formalities necessary to maintain its separate existence; (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity; (v) maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person except that Borrower’s assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrower from such Affiliate and to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person; (vi) prepare and file its own tax returns separate from those of any Person to the extent required by applicable law, and pay any taxes required to be paid by applicable law except in the event that Borrower is a disregarded entity for federal income tax purposes; (vii) allocate and charge fairly and reasonably any common employee or overhead shared expenses with Affiliates (including, without limitation, shared office space); (viii) not enter into any transaction with any Affiliate, except in the ordinary course of business and on an arm’s-length basis on terms which are intrinsically fair, commercially reasonable and substantially similar to those that would be available for unaffiliated third parties, and pursuant to written, enforceable agreements; (ix) conduct business solely in its own name, and use separate invoices and checks bearing its own name; (x) hold all of its assets solely in its own name; (xi) not commingle its assets or funds with those of any other Person; (xii) not assume, guarantee or pay the debts or obligations of any other Person; (xiii) correct any known misunderstanding as to its separate identity; (xiv) not identify itself or any of its Affiliates as a division or part of the other; (xv) not permit any Affiliate to guarantee or pay its obligations (other than pursuant to the Loan Documents or the Mortgage Loan Documents); (xvi) not make loans or advances to any other Person; (xvii) pay its liabilities and expenses solely out of and to the extent of its own funds; provided, however, that the foregoing shall not require any owner of a direct or indirection ownership interest in the Borrower to make additional capital contributions to Borrower; (xviii) maintain a sufficient number of employees, if any, in light of its contemplated business purpose and pay the salaries of its own employees, if any, only from its own funds; (xix) intend to maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require any equity owner to make additional capital contributions to Borrower; (xx) cause the managers, officers, employees, agents and other representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower; (xxi) not acquire obligations or securities of its managers, partners, members or Affiliates, as applicable; (xxii) not fail to provide in its organizational documents that for so long as the Loan is outstanding pursuant to the Loan Documents, it shall not, without the unanimous written consent of all of its partners, members, shareholders and/or directors (including, without limitation the Independent Manager), as applicable: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable state or federal insolvency,

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bankruptcy, liquidation or reorganization laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors; and (xxiii) not fail at any time to have at least one (1) Independent Manager; (xxiv) without the prior unanimous written consent of all of its members, as applicable, and the consent of the Independent Manager, Borrower has not and shall not: (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any state or federal bankruptcy or insolvency laws, (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors; (xxv) not fail to have a limited liability company agreement of Borrower (the “LLC Agreement”) or resolution for and on behalf of the Borrower which directly or indirectly provides or requires that (A) upon the occurrence of any event that causes the last remaining member of Borrower (“Member”) to cease to be the Member of Borrower, any person executing the LLC Agreement as a “Special Member” shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower (“Special Member”) and shall continue Borrower without dissolution and (B) Special Member may not resign from Borrower or transfer its rights as Special Member unless a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law; and (xxvi) Borrower covenants and agrees that prior, and as a condition precedent, to the removal of an Independent Manager, Borrower shall provide Lender with written notice of such proposed removal no later than thirty (30) days’ prior to such removal, which notice shall include the identity and address of such replacement Independent Manager and an officer’s certificate certifying that such replacement Independent Manager complies with the definition of Independent Manager contained herein.

Failure of Borrower to comply with any of the covenants contained in this Section or any other covenants contained in this Agreement shall not affect the status of Borrower as a separate legal entity.

7.2                 SPE COVENANTS IN BORROWER ORGANIZATIONAL DOCUMENTS. Borrower covenants and agrees to incorporate the provisions contained in Sections 7.1(a)-(c) above into Borrower’s organizational documents and Borrower agrees not to amend, modify or otherwise change its organizational documents with respect to such provisions without the prior written consent of Lender for so long as the Loan or any portion thereof remains unpaid (not to be unreasonably withheld, conditioned or delayed).

7.3                 PAST ACTIVITIES. Borrower hereby represents and warrants to Lender that from the date of its formation to the Effective Date, Borrower:

(a)               is and always has been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business, except where the failure to do so has not had a material adverse effect on Borrower and has been cured;

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(b)               has no tax judgments or tax liens of any nature against it that have not been paid except for tax liens not yet due;

(c)               other than in connection with a tax appeal in connection with which all taxes have already been paid, is not currently involved in any dispute with any taxing authority except as disclosed to Lender in writing prior to the Effective Date;

(d)               has paid all income and other material taxes which it owes, except such taxes Borrower is contesting in accordance with this Agreement;

(e)               has never owned any property other than the Collateral and has never engaged in any business other than or in connection with the ownership of the Collateral;

(f)                except as set forth on Schedule 7.3 hereof, is not now party to any lawsuit, arbitration, summons, or legal proceeding that is still pending as of the Effective Date, which is reasonably likely to have a material adverse effect on Borrower and not covered by insurance, or that resulted in a judgment against it that has not been paid in full;

(g)               has not entered into any contract or agreement with any of its Affiliates, except upon terms and conditions that are no less favorable to it than those available in an arm’s-length transaction with an unrelated party;

(h)               has paid all of its debts and liabilities that are due from its assets (including, without limitation, the Collateral) or from capital contributions from its equity owners;

(i)                 has done or caused to be done all material things necessary to observe all organizational formalities applicable to it and to preserve its existence;

(j)                 has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person; provided, however, that the Borrower’s assets may have been included in a consolidated financial statement of its Affiliates provided that (A) appropriate notation was made on such consolidated financial statements to indicate the separateness of the Borrower and such Affiliates and to indicate that the Borrower’s assets and credit are not available to satisfy the debts and other obligations of such Affiliates or any other Person and (B) such assets shall be listed on Borrower’s Affiliate’s own separate balance sheet;

(k)               intentionally omitted;

(l)                 has filed its own tax returns (except to the extent that it has been a tax-disregarded entity not required to file tax returns under applicable law);

(m)             has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate);

(n)               has corrected any known misunderstanding regarding its status as a separate entity;

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(o)               has conducted all of its business;

(p)               has not identified itself or any of its Affiliates as a division or part of the other;

(q)               has maintained and utilized separate stationery, invoices and checks bearing its own name (if such items are used);

(r)                has not maintained its assets in such a manner that will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(s)                has not commingled its assets with those of any other Person;

(t)                 has not guaranteed or become obligated for the debts of any other Person;

(u)               has not held itself out as being responsible for the debts or obligations of any other Person;

(v)               except in connection with indebtedness discharged on or prior to the Effective Date, has not pledged its assets to secure the obligations of any other Person and no such pledge remains outstanding except in connection with the Loan;

(w)             has intended to maintain adequate capital in light of its contemplated business operations;

(x)               has maintained a sufficient number of employees (if any) in light of its contemplated business operations (taking into account then applicable circumstances) and has paid the salaries of its own employees (if any) from its own funds, in each case to the extent sufficient cash flow from the Property was made available to the Borrower; provided that the foregoing did not require the member or any other direct or indirect member of the Borrower to make any additional capital contributions to the Borrower;

(y)               has not owned any subsidiary or any equity interest in any entity other than Mortgage Borrower;

(z)               has not acquired obligations or securities of its managers, members or Affiliates, as applicable; and

(aa)            has not had any of its obligations guaranteed by an Affiliate, except for guarantees that have been either released or discharged (or that will be discharged as a result of the closing of the Loan).

Article 8. HAZARDOUS MATERIALS

8.1              SPECIAL REPRESENTATIONS AND WARRANTIES, COVENANTS AND INDEMNITY. The terms and conditions of Section 1.1 through 1.7 of the Hazardous Materials Indemnity are incorporated herein as if fully set forth herein (“Environmental Covenants and Representations”). Borrower hereby covenants and agrees to perform all of its obligations under the Environmental Covenants and Representations and represents and warrants as to all matters detailed in the Environmental Covenants and Representations. Borrower’s obligations pursuant to this Article 8 are separate from Borrower’s obligations pursuant to the terms of the Hazardous Material Indemnity.

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Article 9. COVENANTS OF BORROWER

9.1              EXPENSES. Borrower shall promptly pay Lender upon demand all reasonable, out of pocket costs and expenses incurred by Lender in connection with: (a) the drafting, negotiation and administration of this Agreement, the other Loan Documents, and any other documents required by Lender for the term of the Loan (including in connection with any extension of the Maturity Date); and (b) the enforcement or satisfaction by Lender of any of Borrower’s or Guarantor’s obligations under this Agreement, the Guaranty, or the other Loan Documents. For all purposes of this Agreement, Lender’s costs and expenses shall include, without limitation, all reasonable, out-of-pocket appraisal fees, cost engineering and inspection fees, legal fees and expenses, environmental consultant fees, auditor fees, recording and filing fees, UCC filing fees and/or UCC vendor fees, flood certification vendor fees, tax service vendor fees, and the cost to Lender of any title insurance premiums, title surveys, mortgage registration taxes (if applicable), release, reconveyance, satisfaction and notary fees.

9.2              ERISA COMPLIANCE.

(a)               Borrower shall not maintain or contribute to, or permit Mortgage Borrower to maintain or contribute to, or agree to maintain or contribute to, or permit Mortgage Borrower to maintain or contribute to, or permit any ERISA Affiliate of Borrower (or allow Mortgage Borrower to permit any ERISA Affiliate of Mortgage Borrower) to maintain or contribute to or agree to maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) subject to Title IV or Section 302 of ERISA or Section 412 of the Code.

(b)               Borrower shall not, and shall not take any action to allow Mortgage Borrower to, engage in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or substantially similar provisions under federal, state or local laws, rules or regulations or in any transaction that would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement, the Pledge and Security Agreement or any other Loan Document) to be a non-exempt prohibited transaction under such provisions.

(c)               Borrower will do, or cause to be done, or cause Mortgage Borrower to do, all things necessary to ensure that neither it nor Mortgage Borrower will be deemed to hold Plan Assets at any time.

9.3              LEASING. Borrower shall use its best commercially reasonable efforts to cause Mortgage Borrower to maintain all leasable space in the Property leased at economic terms substantially similar to those currently being offered.

9.4              LEASE COVENANTS.

(a)               All commercial Leases (and for the sake of clarity, excepting therefrom any Leases for residential Tenants executed in the normal course of business) of all or any part of the Property shall: (A) be upon terms and with tenants approved by Lender prior to the execution of any such Lease, which approval shall not be unreasonably withheld, conditioned or delayed; and (B) include estoppels, subordination, attornment and mortgagee protection provisions reasonably satisfactory to Mortgage Lender. All standard lease forms (if any) and any material deviation from any form of commercial lease shall be approved by Lender prior to execution of any such commercial Lease using such form. Lender’s failure to object to any request for approval of any commercial Lease and/or requests to amend any commercial Lease within ten (10) Business Days of written request from Borrower shall be deemed approval by Lender; provided, however, that during the continuation of an Event of Default, the ability to deem Lender approval shall be suspended and approval of any such requests must be delivered by Lender to Borrower in writing. Upon request by Lender, Borrower shall cause Mortgage Borrower to deliver (i) such additional subordination agreements (or subordination, attornment and non-disturbance agreements) executed by Borrower and any Tenant under any commercial Lease in form and substance reasonably acceptable to Lender, and (ii) within thirty (30) days after written request by Lender, but not more than once per year absent any Event of Default, estoppel certificates executed by Mortgage Borrower and by each of the requested Tenants under commercial Leases, certifying to certain matters in form and substance reasonably acceptable to Lender. Lender’s failure to object to any request for approval of any commercial Lease and/or requests to amend any commercial Lease within ten (10) Business Days of written request from Borrower shall be deemed approval by Lender; provided, however, that during the continuation of an Event of Default, the ability to deem Lender approval shall be suspended and approval of any such requests must be delivered by Lender to Borrower in writing.

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(b)               Borrower shall cause Mortgage Borrower to (i) observe and punctually perform all the material obligations imposed upon the lessor under the Leases; (ii) enforce in a commercially reasonable manner all of the material terms, covenants and conditions contained in the Leases on the part of the Tenant thereunder to be observed or performed, short of termination thereof, except that Mortgage Borrower may terminate any Lease following a material default thereunder by the respective Tenant; (iii) not materially amend or modify any commercial Lease in any material respect without the prior written consent of Lender and Mortgage Lender (which consent shall not be unreasonably withheld, conditioned, or delayed); (iv) except for the first and last months’ rent and security deposits, not collect any of the rents thereunder more than one month in advance excluding any residential Leases for which Mortgage Borrower may collect more than one month in advance; (v) not execute any assignment of lessor’s interest in the Leases or associated rents other than pursuant to the Loan Documents; (vi) not cancel or terminate any guarantee of any of the commercial Leases without the prior written consent of Lender and Mortgage Lender, which consent shall not be unreasonably withheld, conditioned or delayed; and (vii) not permit any subletting of any space covered by a Lease or an assignment of the Tenant’s rights under a Lease, except in strict accordance with the terms of such Lease. Without in any way limiting the requirement of Lender’s and Mortgage Lender’s consent hereunder, any Lease Termination Payments in excess of $25,000 shall be (i) applied to reduce the outstanding balance of the Loan in the sole discretion of Mortgage Lender if an Event of Default or Mortgage Event of Default then exists (or in the sole discretion of Lender if the Mortgage Loan no longer exists), (ii) if a Cash Sweep Period then exists and is continuing, deposited in the Restricted Account and disbursed pursuant to the terms and conditions of Article 4 of the Mortgage Loan Agreement, or (iii) so long as no Cash Sweep Period then exists and is continuing, at Mortgage Borrower’s option, to reduce the outstanding balance of the Mortgage Loan or be deposited in the Capital Expenditures Reserve Account, and any such sums received by Mortgage Borrower shall be deposited promptly upon receipt thereof (or, if the Mortgage Loan no exists, at Borrower’s option, to reduce the outstanding balance of the Loan or be deposited in the Capital Expenditures Reserve Account, and any such sums received by Borrower shall be deposited promptly upon receipt thereof).

(c)               Security deposits of Tenants under all Leases, whether held in cash or any other form, shall not be commingled with any other funds of Mortgage Borrower and, if cash, shall be deposited by Mortgage Borrower in an account under Borrower's control at such commercial or savings bank as may be reasonably satisfactory to Mortgage Lender.

(d)               Borrower shall not allow Mortgage Borrower to cancel or terminate any Affiliate Lease without the prior written consent of Lender.

9.5              NO LIENS ON CONTROLLING INTEREST IN BORROWER. Other than Permitted Transfers, Borrower shall not permit the holder of any Controlling Interest in Borrower to suffer or permit any Lien on any such Controlling Interest.

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9.6              NO TRANSFER AND FURTHER ENCUMBRANCE. Other than Permitted Transfers (and subject to the terms and conditions of Section 9.11 below), Borrower shall not permit the Collateral or any part thereof or any interest therein, or in Borrower (directly or indirectly), to be sold, transferred (including, without limitation, through sale or transfer of the corporate stock or partnership interests, limited liability company or membership interests of Borrower to any other Person, including any other member or partner), mortgaged, assigned, pledged, further encumbered or leased, whether directly or indirectly, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Lender. Additionally, subject to the rights of Borrower pursuant to Section 9.11 below, Borrower shall not permit any Lien on the Collateral or any part thereof other than Permitted Encumbrances. Notwithstanding anything to the contrary contained in this Section 9.6 or in any other provision of this Agreement or the other Loan Documents to the contrary, restrictions on Transfers set forth herein or in any other provision of this Agreement or the other Loan Documents shall not apply to the pledge by Borrower of its direct and/or indirect ownership interests in Mortgage Borrower as security for the Loan pursuant to the Loan Documents nor to any Transfer made in accordance with the terms and conditions of the Loan Documents.

9.7              NO MERGER, CONSOLIDATION AND TRANSFER OF ASSETS. Other than Permitted Transfers, Borrower shall not, without the prior written consent of Lender: (a) merge or consolidate with, or acquire any stock, obligations or securities of, or any other interest in, any other entity; (b) make any substantial change in the nature of Borrower’s business or structure; (c) acquire all or substantially all of the assets of any other entity; (d) divide or enter into a plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws); or (e) sell, lease, assign, encumber, pledge, hypothecate, mortgage or transfer or otherwise dispose of a material part of Borrower’s assets, except for Permitted Transfers or otherwise in the ordinary course of Borrower’s business.

9.8              NO CHANGE IN STRUCTURE OR MANAGEMENT; SINGLE PURPOSE ENTITY. Borrower will preserve its existence, and not make any material change in the nature or manner of its business activities. Without the prior consent of Lender (not to be unreasonably withheld, conditioned or delayed): (i) except for Permitted Transfers, Borrower shall not dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its property, assets or business to any other Person, nor shall any member or partner of Borrower voluntarily or involuntarily sell, transfer, pledge or encumber its membership or partnership interest in Borrower to any other person, including any other member or partner; and (ii) Borrower shall not own or acquire assets other than the Property and other assets incidental to the normal operation of the Property, such as bank accounts relating thereto.

9.9              NO ADDITIONAL DEBT AND NO SEPARATE GUARANTY. Except as expressly set forth in Section 7.1(b), Borrower shall not, without the prior written consent of Lender (i) incur any additional indebtedness or other material obligation; or (ii) directly or indirectly guaranty the obligations of any other Person.

9.10          EXISTENCE. If other than a natural Person, Borrower shall preserve and maintain its existence and all of its rights, privileges and franchises and conduct its business in an orderly, efficient, and regular manner in compliance with all Legal Requirements.

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9.11          TAXES AND OTHER LIABILITIES. Subject to its right to contest same as set forth below, Borrower shall, and shall cause Mortgage Borrower to, pay and discharge when due and prior to being delinquent any and all indebtedness, obligations (including all Operating Expenses), charges, assessments and Taxes, both real and personal, owed by or relating to Borrower, Mortgage Borrower and the Property (including federal and state income taxes). At Lender’s request, Borrower and/or Mortgage Borrower will deliver to Lender receipts for payment or other evidence reasonably satisfactory to Lender that any such Taxes and other charges have been so paid or are not then delinquent; provided, however, neither Borrower nor Mortgage Borrower is required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender or Mortgage Lender or been paid from funds in the Tax Account or Mortgage Borrower has complied with its obligations under the Mortgage Loan Agreement to make deposits into the Tax Account. Subject to its right to contest same as set forth below, Borrower shall not suffer and shall promptly cause to be paid and discharged or fully bonded to the reasonable satisfaction of Lender any Lien or charge whatsoever which may be or become a Lien or charge against the Collateral, and shall promptly cause Mortgage Borrower to pay all utility services provided to the Property. After prior notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes, Liens or other charges, provided that (a) no Event of Default has occurred and is continuing; (b) such proceeding shall be permitted under, and be conducted in accordance with, the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (c) neither the Collateral nor any part thereof or interest therein will be reasonably likely to be in danger of being sold, forfeited, terminated, cancelled or lost by reason of the institution or prosecution of such contest; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Liens or other charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes, Liens or other charges from the Collateral (except that if such Taxes, Liens or other charges must be paid sooner in order to avoid being delinquent, then Borrower shall cause the same to be paid (which payment may be made under protest) prior to delinquency, and upon making such payment prior to delinquency Borrower may continue such contest); and (f) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such contested Taxes, Liens or other charges, together with all interest and penalties thereon, if any. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Collateral (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost, or there shall be any danger of the Lien of the Pledge and Security Agreement being primed by any related Lien.

9.12          NOTICE. Borrower shall promptly give notice in writing to Lender of: (a) any known litigation that is pending or threatened in writing against Borrower or Mortgage Borrower that is not fully covered by insurance and that is reasonably likely to have a material adverse effect on the Collateral, the Property, Borrower, or Mortgage Borrower; (b) any change in the name of Borrower, and in the case of a Borrower which is an organization, any change in its identity or organizational structure; (c) material loss to the Property through fire, theft, liability damage, or any other casualty, whether or not insured; (d) any actual or threatened (in writing) condemnation or eminent domain proceedings affecting the Property; (e) any termination or cancellation of any insurance policy which Borrower or Mortgage Borrower is required herein or in the Mortgage Loan Agreement to maintain to the extent Lender is not simultaneously notified of the same pursuant to the terms and conditions of such insurance policy; and (f) the occurrence of any Event of Default by Borrower pursuant to the terms of the Loan Documents or any Mortgage Event of Default by Mortgage Borrower pursuant to the terms of the Mortgage Loan Documents.

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9.13          FACILITIES. Borrower shall keep all of Borrower’s property useful or necessary to Borrower’s business in good repair and condition, ordinary wear and tear excepted, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower’s property shall be fully and efficiently preserved and maintained in good condition and repair.

9.14          MANAGEMENT OF PROPERTY. Subject to the rights of Mortgage Lender under the Mortgage Loan Agreement, without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, Borrower shall not permit Mortgage Borrower to (i) enter into any agreement providing for the management or operation of the Property other than the Management Agreement and Asset Management Agreement in effect as of the Effective Date, or (ii) materially amend and/or modify the Management Agreement or Asset Management Agreement. Borrower shall cause Mortgage Borrower to cause the Property to be operated, in all material respects, in accordance with any applicable property management agreement. In the event that any applicable property management agreement (including, but not limited to, the Management Agreement) expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to Mortgage Borrower’s termination or material modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall cause Mortgage Borrower to promptly enter into a replacement Management Agreement with a Property Manager approved by Lender in Lender’s reasonable discretion, such approval being subject to the rights of Mortgage Lender under the Mortgage Loan Agreement. Borrower shall cause Mortgage Borrower to: (i) perform and/or observe in all material respects all of the covenants and agreements required to be performed and observed by it under any Management Agreement (and the Asset Management Agreement) and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of the giving of any written notice by Property Manager to Borrower of any material default under any Management Agreement (or any material default under the Asset Management Agreement); (iii) intentionally omitted; (iv) enforce the performance and observance of all of the material covenants and agreements required to be performed and/or observed by Property Manager and/or Asset Manager under any Management Agreement and/or the Asset Management Agreement; and (v) not materially amend or materially modify any Management Agreement or the Asset Management Agreement without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed, and such consent being subject to the rights of Mortgage Lender under the Mortgage Loan Agreement. Subject to the rights of Mortgage Lender under the Mortgage Loan Agreement, Lender shall have the right to approve any replacement manager which is not affiliated with Borrower to manage the Property pursuant to a management agreement reasonably acceptable to Lender upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and during the continuance of an Event of Default or Mortgage Event of Default, (ii) if Property Manager shall be in default under the Management Agreement beyond any applicable notice and cure period, (iii) if Property Manager shall become insolvent or a debtor in any involuntary bankruptcy or insolvency proceeding that is not dismissed within ninety (90) days of the filing thereof, or any voluntary bankruptcy or insolvency proceeding, or (iv) if at any time Property Manager has engaged in gross negligence, fraud or willful misconduct. If at any time Lender consents to the appointment of a replacement Property Manager and/or the execution of a replacement management agreement under this Agreement, such replacement Property Manager and Mortgage Borrower shall, as a condition of Lender’s consent, execute an subordination of management fees substantially in the same form as the Subordination of Management Agreement (or in such other form and substance reasonably satisfactory to Lender).

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9.15          SUBDIVISION MAPS. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (“Subdivision Map”), Borrower shall, or shall cause Mortgage Borrower to, submit such Subdivision Map to Lender for Lender’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed.

9.16          FURTHER ASSURANCES. Upon Lender’s reasonable request and at Borrower’s sole cost and expense, Borrower shall, and shall cause any Person affiliated with Borrower to, execute, acknowledge and deliver any other instruments, including replacement promissory notes, guaranties or other loan documents, and perform any other acts necessary, as reasonably determined by Lender, to correct clerical errors or omissions in any loan closing documentation, to replace any lost or destroyed loan closing documentation, or to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens and security interests created by the Loan Documents so long as such actions shall not (i) modify or amend any economic term of the Loan (except in each instance to a de minimis extent), or (ii) increase the obligations, or decrease the rights, of Borrower or Guarantor under the Loan Documents (except in each instance to a de minimis extent). This obligation shall survive any foreclosure or assignment-in-lieu of foreclosure of the Collateral.

9.17          NO ASSIGNMENT. Without the prior written consent of Lender, Borrower shall not assign Borrower’s interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void.

9.18          SANCTIONS. (a) No Person within the Borrowing Group is or will be a Sanctioned Person; (b) no Person within the Borrowing Group is or will be controlled by or is acting on behalf of a Sanctioned Person; (c) no Person within the Borrowing Group is under investigation for an alleged breach of Sanction(s) by any Governmental Authority that enforces Sanctions; (d) no Person within the Borrowing Group will use any of the Loan proceeds for the purpose of: (i) providing financing to or otherwise making funds directly or indirectly available to any Sanctioned Person; or (ii) providing financing to or otherwise funding any transaction which would be prohibited by Sanctions or would otherwise cause the Lender or any other party to this Agreement, or any entity affiliated with any such party, to be in breach of any Sanction; (e) no Person within the Borrowing Group will fund any repayment of the Loan with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause the Lender or any other party to this Agreement, or any entity affiliated with any such party, to be in breach of any Sanction; (f) Borrower will ensure that appropriate controls and safeguards are in place to fully comply with this Section and the Borrower will notify the Lender in writing not more than two (2) Business Days after becoming aware of any breach of this Section.

9.19          DISTRIBUTIONS TO MEMBERS OF BORROWER. Borrower shall not declare or pay any distributions or dividends or purchase, redeem or otherwise acquire for value any member’s interest in Borrower (i) if any such action would cause an Event of Default, or (ii) at any time an Event of Default exists and is continuing.

9.20          INTEREST RATE CAP AGREEMENT. On the Effective Date, Borrower shall purchase an Interest Rate Cap Agreement providing for a cap of the Term SOFR Rate at a strike price equal to or less than 4.50% (or such higher strike price as approved by Lender in its sole discretion) through the Original Maturity Date (August 7, 2028) (the “Initial Rate Cap Agreement”). As security for payment of the Loan and the performance by Borrower of all other terms, conditions and provisions of the Loan Documents, Borrower, as debtor, hereby pledges and assigns to Lender, and grants to Lender a security interest in, all of Borrower’s right, title and interest in and to any Interest Rate Cap Agreement and agrees to enter into any documentation or take such other action deemed necessary by Lender to establish, protect, perfect or enforce any such security interest granted to Lender pursuant to this Section 9.20 (including but not limited to a collateral assignment in form and substance reasonably acceptable to Lender).

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9.21          INTEREST RATE CAP AGREEMENT COVENANTS. Borrower shall comply with all of its obligations under the terms and provisions of any such Interest Rate Cap Agreement required pursuant to the terms of this Agreement. During the continuation of a Cash Sweep Period, all amounts paid by the provider of any Interest Rate Cap Agreement under the terms of the Interest Rate Cap Agreement to Borrower or Lender shall be deposited immediately, at Lender’s discretion, with Lender or Servicer. Borrower shall take all commercially reasonable actions requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the provider of the Interest Rate Cap Agreement and shall not waive, amend or otherwise modify any of its rights thereunder without Lender’s prior written consent (not to be unreasonably withheld, conditioned or delayed). In the event of any downgrade, withdrawal or qualification of the rating of the provider of the Interest Rate Cap Agreement by any Ratings Agency such that it is no longer rated at least “A-” by S&P or “A3” by Moody’s, Borrower shall replace the Interest Rate Cap Agreement with a replacement Interest Rate Cap Agreement not later than fifteen (15) Business Days following receipt of written notice from Lender of such downgrade, withdrawal or qualification. In the event that Borrower fails to purchase and deliver to Lender any Interest Rate Cap Agreement within such fifteen (15) Business Day period or fails to otherwise maintain any Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and Borrower shall reimburse Lender for the reasonable, out-of-pocket cost incurred by Lender in purchasing such Interest Rate Cap Agreement within fifteen (15) Business Days after written demand for such amounts is made on Borrower, and if Borrower fails to reimburse Lender within such fifteen (15) Business Day period, interest will accrue thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender. Notwithstanding anything to the contrary contained in this Section 9.21 or elsewhere in this Agreement, if, at any time, Borrower is unable to obtain and/or maintain the Interest Rate Cap Agreement required pursuant to the terms hereof because such product no longer is commercially available, then:

(a)        within 20 days after written notice thereof to Borrower, Borrower shall enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute IRPA; and

(b)       in lieu of satisfying the condition described in Section 2.13, Section 2.14, and Section 2.15 with respect to any extension period not then yet commenced, Borrower shall instead enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of a Substitute IRPA on or prior to the first day of such extension period.

(c)       As used herein, “Substitute IRPA” means an interest rate protection agreement that satisfies all of the requirements for an Interest Rate Cap Agreement set forth in Section 9.20 and Section 9.21, as well as all of the following requirements:

(i)       it has a term expiring no earlier than, in the case of clause (a) above, the then stated Maturity Date and, in the case of clause (b) above, the last day of the requested extension period;

(ii)       has a notional amount equal to the then outstanding Principal Balance;

(iii)       it provides that the only obligation of Borrower thereunder is the making of a single payment to the counterparty thereunder upon the execution and delivery thereof; and

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(iv)       it provides to Lender and Borrower (as determined by Lender in its reasonable discretion), for the term of the Substitute IRPA, a hedge against rising interest rates that is no less beneficial to Borrower and Lender than (A) in the case of clause (a) above, that which was provided by the Interest Rate Cap Agreement being replaced by the Substitute IRPA and (B) in the case of clause (b) above, that which was intended to be provided by the Interest Rate Cap Agreement that, but for the operation of Section 9.21(b), would have been required pursuant to Section 2.13(g), Section 2.14(g), and Section 2.15(g) above as a condition to the requested extension period.

9.22          CONTROLLED SUBSTANCES.

(a)               Management of Leases and Property. Borrower shall not permit Mortgage Borrower to engage in any Drug-Related Activities and shall cause Mortgage Borrower to use reasonable efforts to prohibit any use or occupancy of the Property for Drug-Related Activities. Without limiting the generality of the foregoing, Borrower shall not permit Mortgage Borrower to enter into, consent to or permit any Lease which allows Drug-Related Activities at the Property, and shall cause Mortgage Borrower to expressly prohibit in all Leases entered into after the Effective Date any Controlled Substances Use and Drug-Related Activities on any portion of the Property. To the extent Borrower should nonetheless become aware or have actual knowledge of any Drug-Related Activities occurring at the Property, Borrower shall, within ten (10) days of becoming aware or gaining such knowledge, cause Mortgage Borrower to take all commercially reasonable steps as permitted under the Lease to cease such Drug-Related Activities occurring at the Property.

(b)               Payments to Lender. Borrower shall not make any payments to Lender, and shall not permit Mortgage Borrower to make any payments to Mortgage Lender, from funds derived from Drug-Related Activities.

(c)               Supersedes Local Law. The provisions of this Section are intended and shall apply notwithstanding any state or local law permitting the Controlled Substances Uses or Drug-Related Activities.

9.23          MATERIAL AGREEMENTS. Borrower shall require Mortgage Borrower to obtain Mortgage Lender’s prior written approval of any and all new Material Agreements entered into on or after the Effective Date, affecting the Property, to which Mortgage Borrower is a party, which approval shall not be unreasonably withheld, conditioned or delayed. Borrower shall not permit Mortgage Borrower to materially amend any Material Agreement without the prior written consent of Mortgage Lender, such consent not to be unreasonably withheld, conditioned or delayed. Borrower shall cause Mortgage Borrower to (i) observe and perform all the material obligations imposed upon Borrower under any Material Agreement; (ii) use commercially reasonable efforts to enforce all of the material terms, covenants and conditions contained in any Material Agreement thereunder to be observed or performed in a commercially reasonable manner, short of termination thereof; (iii) not voluntarily terminate any Material Agreement (other than any that are no longer necessary for the operation of the Property or that are replaced with a new agreement on commercially reasonable terms for the same service or in connection with its exercise of remedies thereunder) without the prior written consent of Mortgage Lender, which consent shall not be unreasonably withheld, conditioned, or delayed; (iv) not execute any assignment of Borrower’s interest in any Material Agreement other than pursuant to the Mortgage Loan Documents; (v) not voluntarily cancel or terminate any guarantee of any Material Agreement (if any) during the term of such Material Agreement without the prior written consent of Mortgage Lender, which consent shall not be unreasonably withheld, conditioned, or delayed; (vi) give Lender and Mortgage Lender prompt written notice of any default (beyond any applicable notice and cure periods) which occurs with respect to any Material Agreement, whether the default be that of Mortgage Borrower or an additional party and of which Borrower is actually aware; and (vii) deliver to Lender and Mortgage Lender fully executed, counterpart copies of each and every Material Agreement and any material modifications or amendments thereto if requested to do so by Lender or Mortgage Lender in writing.

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9.24          COMPLIANCE WITH LAWS. Borrower shall not permit Mortgage Borrower to initiate or acquiesce to a material zoning change of the Property without prior notice to, and prior written consent from, Lender (not to be unreasonably withheld, conditioned or delayed). Furthermore, Borrower shall not permit Mortgage Borrower to allow material changes in the stated fundamental use of the Property from that disclosed to Lender as of the Effective Date without prior notice to, and prior written consent from, Lender. Borrower further covenants and agrees (a) to cause Mortgage Borrower to keep the Property and Collateral (as defined in the Mortgage Loan Agreement) in good condition and repair (ordinary wear and tear excepted); (b) not to permit Mortgage Borrower to remove or demolish the Property or Collateral (as defined in the Mortgage Loan Agreement) or any part thereof, subject to Mortgage Borrower’s right to replace items of personal property with items of comparable utility and value (or to not replace same if such items are deemed to be obsolete); (c) to cause Mortgage Borrower to comply in all material respects with all Legal Requirements applicable to the Property or Collateral (as defined in the Mortgage Loan Agreement); and (d) not to permit Mortgage Borrower to intentionally commit or knowingly permit any waste of the Property or Collateral (as defined in the Mortgage Loan Agreement).

9.25                      ADDITIONAL LOAN PROVISIONS.

(a)               Pledge of Equity. Notwithstanding anything to the contrary contained in this Agreement, the pledge by Borrower of the Pledged Company Interests to Lender pursuant to the Loan Documents, as security for the Loan shall be permitted and shall not be deemed to be a Transfer.

(b)               Notices of Default. Borrower shall deliver to Lender promptly after the receipt or delivery, a copy of any written notice of default received or sent by Mortgage Borrower with respect to the Mortgage Loan.

(c)               Intercreditor Agreement. Borrower hereby acknowledges and agrees that any intercreditor agreement entered into between Lender and Mortgage Lender (including the Intercreditor Agreement) will be solely for the benefit of Lender and Mortgage Lender, and that neither Borrower nor Mortgage Borrower shall be third-party beneficiaries (intended or otherwise) of any of the provisions therein, have any rights thereunder (except as expressly set forth therein, if any), or be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender have no obligation to disclose to Borrower or Mezzanine Borrower the contents of any such intercreditor agreement (including the Intercreditor Agreement). Borrower’s obligations hereunder are and will be independent of any such intercreditor agreement (including the Intercreditor Agreement) and shall remain unmodified by the terms and provisions thereof.

(d)               Payments to Lender. Notwithstanding anything to the contrary contained in this Agreement, the Loan Documents, and/or the Mortgage Loan Documents, the parties hereto acknowledge and agree that, as to any clause or provision contained in this Agreement, the other Loan Documents, and/or the Mortgage Loan Documents to the effect that payments, distributions, or other similar effect are to be made by Mortgage Borrower to Lender or applied to the Loan, such clause or provision shall be deemed to mean, and shall be construed as meaning, that Mortgage Lender shall pay to Mortgage Borrower, and Mortgage Borrower shall then immediately distribute such to Borrower, its member, pursuant to and in accordance with the organizational documents of Borrower and the organizational documents of Mortgage Borrower, and applicable law, which distribution shall be immediately payable to Lender, and any such clause or provision shall not be construed as meaning that Borrower and/or Mortgage Borrower is acting on behalf of, holding out its credit for, or paying the obligations of, Borrower, as applicable, directly or in any other manner that would violate any of the single purpose entity covenants contained in this Agreement or other similar covenants contained in Borrower’s organizational documents or Mortgage Borrower’s organizational documents, respectively.

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(e)               Mortgage Loan Acquisition. Neither Borrower, nor any Guarantor, nor any Affiliate of any of them, nor any Person acting at any such Person’s request or direction, shall acquire any interest in the Mortgage Loan, or any portion thereof or any interest therein, or any direct or indirect ownership interest in the holder of the Mortgage Loan, via purchase, participation, transfer, exchange, operation of law or otherwise, and any breach of this provision that is not cured within ten (10) days of Borrower or any Guarantor obtaining actual knowledge of such breach shall constitute an Event of Default hereunder.

(f)                Actions of Lender. If any action, proposed action or other decision is consented to or approved by the Mortgage Lender, such consent or approval shall be reasonably considered by Lender but shall not be binding or controlling on the Lender. Borrower hereby acknowledges and agrees that (i) the risks of Mortgage Lender in making the Mortgage Loan are different from the risks of the Lender in making the Loan, (ii) in determining whether to grant, deny, withhold or condition any requested consent or approval the Mortgage Lender and the Lender may reasonably reach different conclusions, and (iii) except as expressly provided in the Loan Documents, the Lender has an independent right to reasonably grant, delay, deny or condition any requested consent or approval in accordance with the Loan Documents, based on its own point of view. Notwithstanding anything to the contrary contained in this Agreement, all consents and approvals required by Lender under this Agreement (i) shall not be unreasonably withheld, conditioned, delayed or denied, and (ii) shall be subject to the Deemed Approval Requirements.

(g)               Mortgage Loan Amendments. Without obtaining the prior written consent of the Lender, Borrower shall not cause or knowingly permit Mortgage Borrower or any Guarantor or affiliate of Borrower to (i) amend or modify any of the Mortgage Loan Documents to (1) increase the interest rate payable or the principal amount of the Loan (other than protective advances made by Lender in accordance with the terms of the Loan Documents or accrued and unpaid interest on the Mortgage Loan), (2) extend or shorten the scheduled maturity date of the Mortgage Loan (other than pursuant to the extension conditions set forth in the Mortgage Loan Documents) or (3) increase in any material respect any monetary obligations of Mortgage Borrower under the Mortgage Loan Documents; (ii) grant any additional collateral to, or incur any guaranty, indemnity or other obligation on account of the Mortgage Loan in favor of the Mortgage Lender, except for collateral, guaranties, indemnities and other obligations required to be delivered as of the date hereof; or (iii) refinance or prepay in full or in part the Mortgage Loan unless such refinancing or prepayment occurs while no Event of Default then exists and such prepayment is derived from Mortgage Borrower’s own funds (and not from revenue derived from the Property). Subject to the foregoing, Borrower shall deliver to Lender a copy of any amendment or modification to the Mortgage Loan Documents within five (5) Business Days after the execution thereof.

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(h)               Mortgage Loan Prepayment. In the event that Mortgage Borrower prepays the Mortgage Loan in full pursuant to the terms and conditions of the Loan Documents and Mortgage Loan Documents, then Borrower shall not permit or allow Mortgage Borrower to borrow additional mortgage debt without Lender’s prior written consent. In making any determination as to whether to approve any such proposed mortgage loan, Lender shall have approval rights, to be reasonably exercised, over all aspects of the proposed mortgage loan, including, without limitation, any administrative agent and the lenders party thereto, the terms and conditions of the mortgage loan, including, without limitation, the structure, principal amount(s), payment terms, maturity date, interest rate, other fees and charges, guarantees, and collateral, the mortgage loan documents and the form and content of the intercreditor agreement.

(i)              Curing. Lender shall have the right, but shall not have the obligation, to exercise Borrower’s rights under the LLC Agreement (a) to cure a Mortgage Event of Default and (b) to satisfy any liens, claims or judgments against the Property (except for liens permitted by the Mortgage Loan Documents), in the case of either (a) or (b), unless Borrower or Mortgage Borrower shall be diligently pursuing remedies to cure to Lender’s reasonable satisfaction. Borrower shall reimburse Lender on demand for any and all costs incurred by Lender in connection with curing any such Mortgage Event of Default or satisfying any such liens, claims or judgments against the Property.

(j)                 Intentionally Omitted.

(k)               General Covenants.

(i)                 Borrower shall cause Mortgage Borrower to comply with all obligations with which Mortgage Borrower has covenanted to comply under the Mortgage Loan Agreement and all other Mortgage Loan Documents (the “Compliance Requirement”) whether or not the Mortgage Loan has been repaid or such Mortgage Loan Document has been otherwise terminated, and regardless of whether Mortgage Lender is requiring such compliance. Notwithstanding the foregoing, Borrower may request that Lender waive the Compliance Requirement, and approval of any such request (1) shall not be unreasonably withheld, conditioned, denied, or delayed and (2) shall be subject to the Deemed Approval Requirements.

(ii)              In the event of any conflict between the requirements of this Agreement or the other Loan Documents and the requirements of the Mortgage Loan Agreement or the other Mortgage Loan Documents, the requirements of the Mortgage Loan Agreement and/or the other Mortgage Loan Documents, as applicable, shall control and Borrower shall cause Mortgage Borrower to comply therewith.

(iii)            Borrower agrees that there shall be no distributions to any of its direct or indirect owners (legal or beneficial) until Borrower satisfies all of its then current due and payable obligations hereunder and under the other Loan Documents, including without limitation, Borrower’s obligation to pay Debt Service, deposits into Reserve Accounts, and maintenance costs.

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(iv)             Following the occurrence and during the continuance of a Cash Sweep Period, Borrower shall not make any distributions.

9.26          ALTERATIONS. Lender’s prior approval shall be required in connection with any material alterations performed by Mortgage Borrower to the Property or any part thereof (a) the cost of which (including any related alteration, improvement or replacement) is reasonably anticipated to exceed the Alteration Threshold and (b) which affects the structural elements of the Property, the roof of the Property, or any building system of the Property, which approval, in either case, shall not be unreasonably withheld, conditioned or delayed, and shall be subject to the right of Mortgage Lender under the Mortgage Loan Agreement.

9.27          LIVE LOCAL ACT. Unless otherwise approved or waived by Lender and Mortgage Lender in their sole discretion, Borrower hereby covenants and agrees to: (a) cause Mortgage Borrower to cause the Property to qualify as an affordable multifamily development under the Live Local Act; (b) cause Mortgage Borrower to operate and lease the Property in compliance with the Live Local Act in all material respects, including but not limited to satisfying all criteria under the Live Local Act such that the LLA Qualifying Units remain qualified for tax exemption pursuant to the Live Local Act; (c) cause Mortgage Borrower to apply for and secure the ad valorem tax exemption applicable pursuant to the Live Local Act by March 1st of each calendar year and obtain the annual required certification of qualified property from the Florida Housing Finance Corporation (FHFC) (or other applicable Governmental Authority) and timely file such certification with the applicable property appraiser for the Property; (d) cause Mortgage Borrower to deliver to Lender and Mortgage Lender, within forty-five (45) days following the end of each calendar year, (i) a certified rent roll for the Property explicitly identifying the LLA Qualifying Units, (ii) tenant income certifications verifying eligibility, (iii) a copy of the approved annual FHFC certification, (iv) a copy of the accepted property tax exemption confirmation from the applicable appraiser for the Property, and (v) such additional documentation and information related to the Live Local Act and the Property as requested by Lender and/or Mortgage Lender in their reasonable discretion; (e) not permit Mortgage Borrower to amend, terminate, release or otherwise modify any recorded Live Local Covenant (if applicable) or any underlying regulatory agreements related to the Live Local Act and the Property, (f) not to permit Mortgage Borrower to convert any portion of the residential units at the Property to commercial units, short-term rentals, or transient lodging that would result in the Property no longer being in compliance with (or eligible for) the Live Local Act and the tax exemption provided thereunder.

9.28          TITLE TO THE COLLATERAL. Borrower will warrant and defend the validity and priority of Lender’s security interest in the Collateral.

9.29          TITLE INSURANCE PROCEEDS. Borrower covenants, subject to the rights of Mortgage Lender under the Mortgage Loan Documents, to remit (or cause the Mortgage Borrower to remit) to Lender all title insurance proceeds paid by the Title Company insuring Mortgage Borrower’s title to the Property upon the occurrence of any loss under the Title Policy; provided however, in no event shall such title insurance proceeds paid to Lender exceed, in the aggregate, the outstanding amount of the Debt.

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9.30          POST-CLOSING OBLIGATIONS.

(a)               Code Violations. Borrower hereby covenants and agrees that on or before the date that is four (4) months following the Effective Date (unless otherwise extended by Lender in its reasonable discretion), Borrower shall have delivered, or caused Mortgage Borrower to deliver, evidence reasonably acceptable to Lender that Borrower has remedied the fire code violations at the Property as described in that certain Zoning Analysis Report dated July 1, 2026, issued by AEI Consultants, as Project No. 531369.

9.31          EB-5 PROGRAM COVENANTS. Borrower hereby covenants and agrees as follows:

(a)               Maintenance of Regional Center Designation. Borrower shall cause Mortgage Borrower to use commercially reasonable efforts to cause the Regional Center to maintain its designation as a regional center with USCIS throughout the term of the Loan. Borrower shall promptly notify Lender in writing (and in no event later than five (5) Business Days) upon Borrower’s knowledge of (i) the termination, suspension, or revocation of the Regional Center’s designation, (ii) any notice or communication from USCIS indicating an intent to terminate, suspend, or revoke such designation, or (iii) any material adverse change in the Regional Center’s standing with USCIS.

(b)               USCIS Compliance. Borrower shall cause Mortgage Borrower to, and cause Mortgage Borrower to cause its Affiliates to, comply in all material respects with all applicable USCIS regulations, policies, and procedures governing the EB-5 Program, including without limitation all filing, reporting, and record-keeping requirements applicable to the Regional Center and any new commercial enterprise or job-creating entity.

(c)               EB-5 Investor Reporting. Borrower shall cause Mortgage Borrower to provide or cause to be provided to EB-5 Investors all reports, notices, and other communications required to be delivered to such investors under the EB-5 Offering Documents and applicable law. Upon Lender’s reasonable request (but not more frequently than annually), Borrower shall, or shall cause Mortgage Borrower to, provide Lender with copies of any annual or periodic reports delivered to EB-5 Investors and a summary of the status of I-526, I-526E, and I-829 petitions filed by EB-5 Investors to the extent such information is within Borrower’s possession or control.

(d)               No Unauthorized Modifications. Without the prior written consent of Lender, Borrower shall not permit Mortgage Borrower to, and shall not permit Mortgage Borrower to permit any of its Affiliate to, (i) amend, modify, supplement, or waive any material provision of the EB-5 Offering Documents, (ii) materially modify the organizational structure of any new commercial enterprise or job-creating entity formed in connection with the EB-5 Program, (iii) materially modify the Job Creation Plan, (iv) change the use of EB-5 Capital Contributions from that contemplated in the EB-5 Offering Documents, or (v) take any action that would reasonably be expected to result in a material adverse effect on the EB-5 Program or the immigration benefits available to EB-5 Investors.

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(e)               Job Creation. Borrower shall cause Mortgage Borrower to, and shall cause Mortgage Borrower to cause its Affiliates to, use commercially reasonable efforts to create and maintain the jobs described in the Job Creation Plan within the time periods required by applicable immigration laws and USCIS regulations. Borrower shall provide, or shall cause Mortgage Borrower to provide, Lender with annual updates on job creation progress upon Lender’s reasonable request.

(f)                Notification of EB-5 Matters. Borrower shall promptly notify Lender in writing (and in no event later than ten (10) Business Days after Borrower’s knowledge thereof) of: (i) any withdrawal or attempted withdrawal of any EB-5 Capital Contribution; (ii) any material claim, demand, or litigation asserted by any EB-5 Investor against Borrower, any Affiliate of Borrower, or the Regional Center; (iii) any denial of an I-526, I-526E, or I-829 petition filed by any EB-5 Investor; (iv) any request for return of EB-5 Capital Contributions that has not been satisfied; (v) any material default or breach under the EB-5 Offering Documents; or (vi) any inquiry, investigation, enforcement action, or proceeding by USCIS, the SEC, or any other Governmental Authority relating to the EB-5 Program.

(g)               EB-5 Capital Structure. Without the prior written consent of Lender, Borrower shall not, and shall not permit Mortgage Borrower to, (i) redeem, repurchase, or return any EB-5 Capital Contribution, except as required by the EB-5 Offering Documents upon satisfaction of the applicable sustainment period and completion of the applicable immigration process, (ii) make any distribution or payment to any EB-5 Investor except in accordance with the EB-5 Offering Documents and applicable law, (iii) incur any additional indebtedness, or grant any additional security interests, secured by or payable from EB-5 Capital Contributions, or (iv) permit any EB-5 Investor to obtain any Lien on the Property or any direct or indirect interest in Borrower.

Article 10. reserved

Article 11. FINANCIAL STATEMENTS

11.1          BORROWER AND GUARANTOR FINANCIAL STATEMENTS. Borrower shall deliver to Lender, as soon as available, but in no event later than one hundred twenty (120) days after Borrower’s fiscal year end, a current financial statement (including, without limitation, an income and expense statement and balance sheet) of the Borrower, and a financial statement for each Guarantor in substantially the same form delivered to Lender in connection with Lender’s approval of the Loan, each to be certified as true and correct by the party (or officer with respect thereto) in all material respects providing such statements prepared in accordance with the Approved Accounting Method. Such statements of Borrower shall cover Mortgage Borrower and the Property for such fiscal year and contain an income statement for Borrower, Mortgage Borrower, and the Property and a balance sheet for Borrower and Senior Borrower. Such statements of Borrower shall set forth the financial condition and the results of operations for the Property for such fiscal year, and shall include, but not be limited to, amounts representing annual Net Operating Income, Gross Income, and Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior fiscal year and (ii) an Officer's Certificate certifying that each annual financial statement fairly presents the financial condition and the results of operations of Borrower, Mortgage Borrower, and the Property in all material respects subject to such reporting, and that such financial statements have been prepared in accordance with the Approved Accounting Method and as of the date thereof whether there exists an event or circumstance which constitutes an Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. The annual financial statement for each Guarantor shall include a certification from each Guarantor detailing the Guarantor’s Tangible Net Worth and Liquid Assets.

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11.2          MONTHLY PROPERTY REPORTING. Within thirty (30) days following the end of each calendar month, Borrower shall deliver to Lender an operating report for the Property for the immediately preceding calendar month, which contains the following: (a) a monthly income statement (with trailing 12 month calculation) (detailed for the commercial and residential space); (b) an updated Rent Roll (including delinquency report); (c) a statement of Operating Expenses (if not separately detailed in the income statement); (d) a leasing status update (brokerage prospective tenant report); (e) an update on accounts payable for Borrower, (f) property management report describing any planned or in-process Capital Improvements and/or Tenant Improvements at the Property; and (g) balance sheet (a “Monthly Operating Report”). Borrower shall also participate in a monthly call with Lender, summarizing operations at the Property at a time reasonably acceptable to each such party.

11.3          BOOKS AND RECORDS. Borrower shall maintain and cause any Property Manager to maintain complete books of account and other records for the Property and for disbursement and use of the proceeds of the Loan and the Reserves, and the same shall be available for inspection by Lender at any time upon five (5) Business Days’ notice to Borrower or Property Manager, as applicable.

11.4          OTHER INFORMATION.

(a)               From time to time, upon Lender’s delivery to Borrower and/or Guarantor of at least ten (10) Business Days prior written notice, Borrower shall deliver (or shall cause Guarantor to deliver) to Lender such other information with regard to Borrower, principals of Borrower, Guarantor, or the Property as Lender may reasonably request in writing (including additional financial statements for Guarantor with an updated certification detailing the then applicable Tangible Net Worth and Liquid Assets of Guarantor). If audited financial information is prepared, Borrower shall deliver to Lender copies of the most recent audited financial information within fifteen (15) days after request.

(b)               Simultaneously with their delivery to Mortgage Lender (or any other permitted lender), Borrower shall provide Lender with copies of all reports, financial statements, compliance certificates, notices, and other written information required to be delivered under the Mortgage Loan or other permitted financing documents.

11.5          FORM, WARRANTY. Borrower agrees that all financial statements to be delivered to Lender pursuant to this Article 11 shall, to Borrower’s knowledge: (a) be complete and correct in all materials respects; (b) present fairly the financial condition of the party; (c) disclose all liabilities that are required to be reflected or reserved against under the Approved Accounting Method; and (d) be prepared in accordance with the Approved Accounting Method.

11.6          TAX RETURNS. Borrower shall deliver Borrower’s annual federal income tax return including all schedules for the preceding taxable year as filed with the Internal Revenue Service which shall be delivered to the Lender on or before the 15th day following the date such tax returns were filed with the Internal Revenue Service.

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11.7          BUDGET. For the partial year period commencing on the date hereof, and for each fiscal year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days prior to the commencement of such fiscal year in form reasonably satisfactory to Lender. Lender shall have the right to approve each Annual Budget (which approval shall not be unreasonably withheld, conditioned or delayed), and each Annual Budget approved by Lender, including the initial Annual Budget, shall hereinafter be referred to as an “Approved Annual Budget”. In the event that Lender objects to a proposed Annual Budget submitted by Borrower which requires the approval of Lender hereunder, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Until such time as an Annual Budget is approved for the current year, the previously Approved Annual Budget shall be used with each line item increased by five percent (5%) (except for Taxes and Insurance Premiums which shall be the actual amounts incurred and charged to Borrower) and subject to reasonable adjustments for utility, weather-related expenses, or other non-controllable expenses incurred by Borrower. Lender’s failure to object to any request for approval of any proposed Annual Budget and/or requests to amend any approved Annual Budget within fifteen (15) Business Days of written request from Borrower shall be deemed approval by Lender.

11.8          INTENTIONALLY OMITTED.

11.9          INTENTIONALLY OMITTED.

11.10      FINANCIAL STATEMENTS/AUDIT. In the event Borrower fails to furnish any of the foregoing financial statements required pursuant to this Article 11 within thirty (30) days after written notice to Borrower, the same shall be an Event of Default and in addition to any other remedies available to Lender, the Lender may cause an audit to be made of the respective books and records at the sole cost and expense of the Borrower. Notwithstanding the foregoing, Lender shall have the right, at any time and for any reason, at its expense, to cause a third-party audit or review of Property financials and reporting.

Article 12. DEFAULTS AND REMEDIES

12.1          EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an event of default (each an “Event of Default”) under this Agreement and the other Loan Documents:

(a)               Monetary. Borrower’s failure to pay: (i) any sums due and payable on any Monthly Payment Date under the Note or any of the other Loan Documents within five (5) Business Days after any such Monthly Payment Date (except for any sums due and payable on the Maturity Date), (ii) any sums due and payable under the Note or any of the Loan Documents on or prior to the Maturity Date, or (iii) any other sums due and payable under the terms of the Loan Documents when due (subject to any notice and/or cure period expressly set forth in the Loan Documents, if any), or to the extent no notice, grace and/or cure periods are expressly provided, subject to a ten (10) day cure period after receipt of written demand for such sums from Lender.

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(b)               Performance of Specified Obligations. Any (i) failure to comply with any obligations and/or covenants (after the expiration of any applicable notice and cure periods), or (ii) breach of any representations and/or warranties in any of the following (subject to any notice and/or cure period detailed in any of the following): Sections 9.5 (No Liens on Controlling Interest in Borrower), 9.6 (No Transfer and Further Encumbrance), 9.7 (No Merger, Consolidation and Transfer of Assets), 9.8 (No Change in Structure or Management; Single Purpose Entity), 9.17 (No Assignment), 9.18 (Sanctions), and 9.19 (Distributions to Members of Borrower).

(c)               Performance of Obligations. Borrower’s and/or Guarantor’s failure to perform any other obligation, covenant or condition under this Agreement, the Note, the Guaranty or any of the other Loan Documents not otherwise specified in this Section 12.1, whether direct or indirect, absolute or contingent and such breach or failure is not cured within thirty (30) days after written notice of such failure has been provided to Borrower; provided, however, if such breach or failure is of a nature that it cannot be cured within such thirty (30) day period, Borrower shall have up to thirty (30) additional days to cure the same as long as Borrower and/or Guarantor commences the cure within such initial thirty (30) day period and diligently pursues the same; provided, however, that if a different cure period is provided under any Loan Document or under any provision of the Loan Documents for the remedy of such breach or failure, the specific Loan Document or provision controls, and Borrower and/or Guarantor will have no more time to cure the breach or failure than is allowed under the specific Loan Document or provision as to such failure or breach.

(d)               Attachment. The sequestration or attachment of, or any levy or execution upon any of the Collateral, any other collateral provided by Borrower under any of the Loan Documents, or any substantial portion of the other assets of Borrower in violation of the Loan Documents, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of sixty (60) days or the sale of the assets affected thereby.

(e)               Representations and Warranties. The failure of any representation or warranty of Borrower in any of the Loan Documents or the Guarantor in the Guaranty to be true and correct in all material respects when made, or the material inaccuracy of any report, certificate, financial statement or other instrument or document at any time furnished to Lender.

(f)                Bankruptcy; Insolvency; Dissolution. (i) The filing by Borrower or Guarantor of a petition for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) the filing against Borrower or Guarantor of an involuntary proceeding under the Bankruptcy Code or other debtor relief law by a party other than Lender or an Affiliate of Lender and the failure of Borrower or Guarantor to effect a full dismissal of such proceeding within ninety (90) days after the date of filing such proceeding; (iii) a general assignment by Borrower or Guarantor for the benefit of creditors; or (iv) Borrower or any Guarantor, applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or Guarantor of any of its property.

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(g)               Death or Incapacity. A Guarantor who is an individual dies or there is a judicial determination of incompetency (an “Exiting Guarantor”), unless: (1) the remaining Guarantor(s) continue to satisfy the Guarantor Financial Covenants; or (2) within sixty (60) days after such death or judicial determination of incompetency, (i) the Exiting Guarantor is replaced by a Replacement Guarantor or Replacement Guarantors, (ii) the remaining Guarantor (if any) delivers evidence reasonably satisfactory to Lender that the Guarantor (including any proposed Replacement Guarantor(s)), in the aggregate, is then in compliance with the Guarantor Financial Covenants, and (iii) the Guarantor (including any proposed Replacement Guarantor(s)) agrees in writing to maintain the Guarantor Financial Covenants.

(h)               Loss of Priority. The failure at any time of the Pledge and Security Agreement to be a valid first lien upon the Collateral or any portion thereof, other than as a result of any release of the Pledge and Security Agreement with respect to all or any portion of the Collateral pursuant to the terms and conditions of this Agreement.

(i)                 Other Loan Documents. Any Event of Default shall occur under any of the other Loan Documents, in each case, beyond the expiration of any applicable notice and/or cure period provided in such Loan Document.

(j)                 Legal Requirements. If Borrower fails to cure any violations of any Legal Requirements, statutes, laws and regulations affecting all or any portion of the Property or Borrower within thirty (30) days after Borrower first receives written notice of any such violations; provided, however, if any such violation is reasonably susceptible of cure, but not within such thirty (30) day period, then Borrower shall be permitted up to an additional sixty (60) days to cure such violation provided that Borrower commences a cure within such initial thirty (30) day period and thereafter diligently and continuously pursues such cure.

(k)               Taxes. Subject to the rights of Borrower to contest the same as set forth in Section 9.11 above, if any of the Taxes are not paid prior to the date upon which any interest or late charges shall begin to accrue thereon.

(l)                 Tangible Net Worth – Guarantor. Guarantor (in the aggregate) fails to maintain at all times Tangible Net Worth of at least $75,000,000.00 (“Net Worth Covenant”), to be tested pursuant to the financial statements and other related financial documents of the Guarantor to be provided to Lender from time to time pursuant to the terms hereof; provided that if there is a failure to satisfy the Net Worth Covenant, such failure shall not be an Event of Default if within thirty (30) days following notice thereof to Borrower, Borrower provides a Replacement Guarantor such that the Guarantor(s) collectively (including the Replacement Guarantor) satisfy the Net Worth Covenant.

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(m)             Liquid Assets - Guarantor. Guarantor (in the aggregate) fails to maintain at all times Liquid Assets of at least $1,500,000.00 (“Liquid Asset Covenant” and collectively with the Net Worth Covenant, the “Guarantor Financial Covenants”), to be tested pursuant to the financial statements and other related financial documents of the Guarantor to be provided to Lender from time to time pursuant to the terms hereof; provided that if there is a failure to satisfy the Liquid Asset Covenant, such failure shall not be an Event of Default if within thirty (30) days following notice thereof to Borrower, Borrower provides a Replacement Guarantor such that the Guarantor(s) collectively (including the Replacement Guarantor) satisfy the Liquid Asset Covenant.

(n)               Judgment Against Borrower or Guarantor. If a final, non-appealable judgment is entered by a court of competent jurisdiction against Borrower or Guarantor for an amount in excess of $1,000,000.00 that in the commercially reasonable discretion of Lender would have a material adverse effect on the ability of Borrower or Guarantor to perform their respective obligations under the Loan Documents and such judgment is not fully covered by insurance to the reasonable satisfaction of Lender or otherwise satisfied within sixty (60) days after the final entry thereof.

(o)               Insurance Policies. If the Policies are not delivered to Lender upon request or Borrower has not delivered, or has not caused Mortgage Borrower to deliver, evidence of the renewal of the Policies at least ten (10) days prior to their expiration as provided in this Agreement.

(p)               Guarantor Matters. Guarantor shall be (i) indicted or convicted of, or plead guilty or no contest to, a violation of the Patriot Act, (ii) found by a court of competent jurisdiction to have committed, or been under indictment or have been indicted for a felony, fraud or crime of moral turpitude under any applicable law; or (iii) found by a Governmental Authority to have violated, or is then being investigated by a Governmental Authority for a violation of, any federal or state securities laws or regulations.

(q)               Live Local Act. Any applicable Governmental Authority shall determine that the Property (and the LLA Qualifying Units) are not eligible or fail to qualify for the Live Local Act tax exemption.

(r)                Mortgage Default. A Mortgage Event of Default shall occur or any other event or condition shall occur the effect of which is to accelerate or permit Mortgage Lender to accelerate all or any portion of the Mortgage Loan.

(s)                EB-5 Program. The occurrence of any of the following:

(i)                 the termination, suspension, or revocation of the Regional Center’s designation by USCIS, or the failure of the Regional Center to maintain its designation as a regional center with USCIS, in each case unless a replacement regional center reasonably acceptable to Lender assumes administration of the EB-5 Program within sixty (60) days;

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(ii)              a material violation of USCIS regulations, policies, or procedures governing the EB-5 Program by Borrower, any Affiliate of Borrower, or the Regional Center, which violation is not cured within thirty (30) days after written notice thereof from Lender or the earlier occurrence of any enforcement action by USCIS;

(iii)            a final determination by USCIS or a court of competent jurisdiction that the EB-5 Program, as structured, fails to satisfy the requirements for job creation under applicable immigration laws and USCIS regulations, and such failure is not cured or remedied within ninety (90) days after such determination;

(iv)             a final, non-appealable judgment or arbitration award entered in favor of one or more EB-5 Investors against Borrower, any Affiliate of Borrower, or the Regional Center granting rescission of their investment, return of EB-5 Capital Contributions, or damages in excess of $1,000,000.00 in the aggregate, in each case arising out of litigation or arbitration commenced by such EB-5 Investors, which judgment or award is not vacated, satisfied, stayed pending appeal, or bonded within sixty (60) days after entry thereof;

(v)               any amendment, modification, or waiver of the EB-5 Offering Documents, or any material modification to the Job Creation Plan or the organizational structure of any new commercial enterprise or job-creating entity, without the prior written consent of Lender as required under Section 9.31(d); or

(vi)             any redemption, repurchase, or return of any EB-5 Capital Contribution, or any distribution or payment to any EB-5 Investor, in violation of Sections 9.31(g).

(t)                 If Borrower fails to make the Replenishment Deposit in accordance with the terms of Section 3.6(d).

12.2          ACCELERATION UPON EVENT OF DEFAULT; REMEDIES. Upon the occurrence and during the continuance of any Event of Default specified in this Article, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable, after which such sums shall, at Lender’s option, bear interest at the Default Rate. Upon such acceleration, (i) Lender may, in addition to all other remedies permitted under the Note, this Agreement and the other Loan Documents and at law or equity, apply any sums in the Reserve Accounts and any other Accounts then applicable to the sums owing under the Loan Documents; and (ii) any and all obligations of Lender to fund disbursements under the Loan shall terminate at Lender’s sole option.

12.3          ACCELERATION UPON LOSS OF SECURITY. If at any time the Pledge and Security Agreement ceases to be a valid first lien upon the Collateral, all sums remaining unpaid and owing to Lender under the Note and the other Loan Documents shall, at Lender’s option, be immediately due and payable and Lender’s obligation to disburse the remaining portion of the Loan which is then undisbursed, if any, shall terminate.

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12.4          DISBURSEMENTS TO THIRD PARTIES. Upon the occurrence and during the continuance of an Event of Default occasioned by Borrower’s failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds, other funds of Lender or any amounts in deposit accounts maintained by Borrower with Lender. If such payment is made from proceeds of the Loan or from any Account, Borrower shall immediately deposit with Lender upon demand an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Event of Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

12.5          SET OFF. Upon the occurrence and during the continuance of an Event of Default, Lender may set off any and all amounts due by Borrower against any indebtedness or obligation of Lender to Borrower.

12.6          COLLATERAL PROCEEDINGS.

(a)               Subject to the terms and provisions of the Pledge and Security Agreement, Lender may institute proceedings, judicial or otherwise, for the complete or partial foreclosure of the Pledge and Security Agreement or the complete or partial sale of the Collateral under power of sale or under any applicable provision of law. In connection with any such proceeding, Lender may sell the Collateral as an entirety or in parts and at such times and place (at one or more sales) and upon such terms as it may deem expedient unless prohibited by law from so acting.

(b)               Subject to the terms and provisions of the Pledge and Security Agreement, Lender may exercise with respect to the Collateral, each right, power or remedy granted to a secured party under the UCC as enacted in the state or states applicable to any of the Collateral, including the right to foreclose upon the Collateral. Any notice of sale, disposition or other intended action by Lender with respect to the Collateral sent to Borrower in accordance with the provisions hereof at least ten (10) days prior to such action shall constitute reasonable notice to Borrower

12.7          RIGHTS CUMULATIVE; NO WAIVER. All of Lender’s rights and remedies provided in this Agreement, the Guaranty and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender’s exercise of any right or remedy shall not constitute a cure of any Event of Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Events of Default. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Event of Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Event of Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

Article 13. MISCELLANEOUS PROVISIONS

13.1          INDEMNITY. Borrower agrees to indemnify and hold harmless, and on demand defend (with counsel REASONABLY acceptable to Lender), any of the Indemnitees for any ACTUAL loss or expense which may arise or be created by the acceptance in good faith by the Lender of instructions for making the Loan or disbursing the proceeds thereof. The Borrower further agrees to defend (with counsel REASONABLY acceptable to Lender), protect, indemnify, and hold harmless any of the Indemnitees from and against any and all ACTUAL liabilities, obligations, losses, damages, penalties, actions,

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judgments, suits, claims, costs, expenses and disbursements of any kind, and arising at any time, based on the Loan, the Loan Documents, or the use or intended use of the proceeds of the Loan, the Lender’s performance or administration of the Loan, or otherwise on account of the Loan. The obligations of the Borrower under this Section shall survive any termination of any of the Loan Documents, including this Agreement. BORROWER’S DUTY AND OBLIGATION TO DEFEND, INDEMNIFY AND HOLD HARMLESS INDEMNITEES SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE OF THE PLEDGE AND SECURITY AGREEMENT OR OTHER LOAN DOCUMENTS. NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT HAVE INDEMNIFICATION OBLIGATIONS OR BE LIABLE FOR THE PAYMENT OF ANY LOSSES, COSTS AND EXPENSES TO THE EXTENT THE SAME ARISE BY REASON OF THE GROSS NEGLIGENCE, ILLEGAL ACTS, FRAUD OR WILLFUL MISCONDUCT OF LENDER. NOTWITHSTANDING THE FOREGOING, BORROWER SHALL NOT HAVE ANY LIABILITY FOR ANY OF THE OBLIGATIONS GUARANTEED UNDER THIS SECTION 13.1 TO THE EXTENT THAT SUCH LIABILITY ARISES OUT OF ANY ACTIONS, EVENTS, CONDITIONS OR FACTS FIRST ARISING OR FIRST OCCURRING AFTER THE DATE ON WHICH LENDER, OR ITS NOMINEES AND/OR ASSIGNS, ACQUIRES 100% MEMBERSHIP INTEREST IN MORTGAGE BORROWER AS A RESULT OF THE EXERCISE OF ITS RIGHTS UNDER THE TERMS AND CONDITIONS OF THE LOAN DOCUMENTS, UNLESS SUCH ACTIONS, EVENTS, CONDITIONS OR FACTS WE RE CAUSED BY BORROWER (WHILE ANY GUARANTOR MAINTAINS A CONTROLLING INTEREST IN BORROWER) AND/OR GUARANTOR.

13.2          NOTICES. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the addresses set forth below (subject to change from time to time by written notice to all other parties to this Agreement as provided below). All notices, demands or other communications shall be considered as properly given if delivered (i) personally or sent by first class United States Postal Service mail, postage prepaid, (ii) by Overnight Express Mail (i.e., USPS Priority Mail Express), (iii) by overnight commercial courier service, charges prepaid or (iv) email with a copy of such notice to follow sent by any method as set forth in (i)–(iii) above. Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal to accept delivery; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. For purposes of notice, the address of the parties shall be:

Borrower:

Block 40 Holdco LLC

c/o Stewards, Inc.

4300 N. University Drive, Suite D105

Lauderhill, FL 33351

Attn: Katy Murless, Chief Financial Officer

Email: xxxxxx@stewards.com

With a copy to:

Scott Doney, Esq.

3651 Lindell Rd Ste D121

Las Vegas, NV 89103

Email: xxxx@xxxxlawfirm.com

Lender:

1818 Mezz Lender LLC

c/o CCL Capital

420 Lexington Avenue, Suite 2100

New York, NY 10170

Attn: Adam Budgor

Email: xxxxxx@cclcapital.com

With a copy to:

Windels Marx Lane & Mittendorf LLP

156 West 56th Street

New York, New York 10019

Attn: Wayne S. Cook, Jr., Esq.

Email: xxxxxx@windelsmarx.com

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Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days’ notice to the other party in the manner set forth hereinabove. Notices, demands, and communications provided by legal counsel on behalf of any party to this Agreement pursuant to this Section 13.2 will be effective as notice by such party provided such notice clearly states that such legal counsel is acting on behalf of such party in connection with such notice, demand and/or communication.

13.3          RELATIONSHIP OF PARTIES. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property, except as expressly provided in this Agreement and the other Loan Documents.

13.4          ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents, or as a consequence of any Default or Event of Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Borrower shall pay to Lender, within ten (10) Business Days of written demand, the amount of all reasonable, out of pocket attorneys’ fees and expenses and costs actually incurred in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the Principal Balance of the Note as specified therein. In the event of any legal proceedings, court costs and attorneys’ fees shall be set by the court and not by jury and shall be included in any judgment obtained by Lender. This provision is separate and several and shall survive merger into judgment.

13.5          NO WAIVER. No previous waiver and no failure or delay by Lender in acting with respect to the terms of the Note or this Agreement shall constitute a waiver of any breach, default, or failure of condition under the Note, this Agreement or the obligations secured thereby. A waiver of any term of the Note, this Agreement or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

13.6          IMMEDIATELY AVAILABLE FUNDS. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be (a) payable only in United States currency in immediately available funds; and (b) received by Lender at the address specified in the Note, or at other such places as may be designated in writing by Lender, no later than 4 PM Central Time. Any amounts received after such time shall be credited the next Business Day.

13.7          LENDER’S AGENTS. Lender may, at Borrower’s expense, designate an agent or independent contractor to exercise any of Lender’s rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender’s agents, employees or independent contractors.

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13.8          WAIVER OF RIGHT TO TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

13.9          SEVERABILITY. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Agreement and the other Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Agreement and the other Loan Documents; provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectability therefore, are declared to be or become invalid, illegal or unenforceable, Lender’s obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

13.10      HEIRS, SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided under the terms and conditions herein, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

13.11      INTENTIONALLY OMITTED.

13.12      INTENTIONALLY OMITTED.

13.13      TIME. Time is of the essence of each and every term herein.

13.14      GOVERNING LAW AND CONSENT TO JURISDICTION. Notwithstanding the place of execution of this instrument, the parties to this instrument have contracted for New York law to govern this instrument and it is agreed that this instrument is made pursuant to and shall be construed and governed by the laws of the State of New York without regard to the principles of conflicts of law. The Borrower submits and consents to personal jurisdiction of the Courts of the State of New York and Courts of the United States of America sitting in such State for the enforcement of this instrument and waives any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in the State of New York. Litigation may be commenced in any state court of general jurisdiction for the State of New York, or the United States District Court located in such state, at the election of the Lender. Nothing contained herein shall prevent Lender from bringing any action against any other party or exercising any rights against any security given to Lender, or against the Borrower personally, or against any property of the Borrower, within any other state. Commencement of any such action or proceeding in any other state shall not constitute a waiver of consent to jurisdiction or of the submission made by the Borrower to personal jurisdiction within the State of New York.

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13.15      USA PATRIOT ACT NOTICE, COMPLIANCE. The USA Patriot Act of 2001 (Public Law 107-56) and federal regulations issued with respect thereto require all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time-to-time request, and Borrower shall provide to Lender, Borrower’s name, address, tax identification number and/or such other identification information as shall be necessary for Lender to comply with federal law. An “account” for this purpose may include, without limitation, a deposit account, cash management service, a transaction or asset account, a credit account, a loan or other extension of credit, and/or other financial services product.

13.16      JOINT AND SEVERAL LIABILITY. The liability of all parties named as Borrower under this Agreement shall be joint and several.

13.17      INTENTIONALLY DELETED.

13.18      NO THIRD PARTIES BENEFITED. No Person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

13.19      ACTIONS. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Collateral or the Loan Documents and Borrower shall promptly reimburse Lender upon demand for all such reasonable expenses so incurred or paid by Lender, including, without limitation, reasonable attorneys’ fees and expenses and court costs.

13.20      ASSIGNMENT OF LOAN DOCUMENTS. In connection with the payment in full of the Loan pursuant to a refinancing by Borrower, upon Borrower’s written request, Lender agrees to reasonably cooperate with the assignment of the Note and Pledge and Security Agreement to the Lender. If Lender cannot locate the original Note, Lender agrees to deliver the Florida statutory lost note affidavit together with a copy of the Note, at no cost to the Lender.

13.21      HEADINGS. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

13.22      ELECTRONIC TRANSMISSION OF DATA. Lender and Borrower agree that certain data related to the Loan (including confidential information, documents, applications and reports) may be transmitted electronically, including transmission over the Internet. This data may be transmitted to, received from or circulated among agents and representatives of Borrower and/or Lender and their affiliates and other Persons involved with the subject matter of this Agreement.

13.23      COUNTERPARTS. To facilitate execution, this document may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

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13.24      POWERS OF ATTORNEY. The powers of attorney granted by Borrower to Lender in this Agreement shall be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed. Lender shall have no obligation to exercise any of the foregoing rights and powers in any event.

13.25      BROKERAGE COMMISSIONS. Borrower agrees to pay all commissions and fees due any broker claiming a commission due from the Borrower in connection with the placement of the Loan and Borrower agrees to pay and shall indemnify Lender from any liability, claims or losses arising by reason of any broker claiming such a fee or commission due from Borrower. This provision shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

13.26      RULES OF CONSTRUCTION. The word “Borrower” as used herein shall include both the named Borrower and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents. The term “Person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever. If this Agreement is executed by more than one Person, the term “Borrower” shall include all such Persons. The word “Lender” as used herein shall include Lender, its successors, assigns and affiliates.

13.27      USE OF SINGULAR AND PLURAL; GENDER. When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

13.28      EXHIBITS, SCHEDULES AND RIDERS. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

13.29      INCONSISTENCIES. In the event of any inconsistencies between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall prevail.

13.30      INTEGRATION; INTERPRETATION. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

13.31      ASSUMPTION OF LOAN. Lender may permit the assignment and assumption of the Loan by a new borrower in Lender’s sole discretion. Lender’s decision to approve any such assignment or assumption shall be based, in part, upon (a) the new borrower and all key principals and potential guarantors meeting Lender’s then current underwriting standards, and (b) payment to Lender of an assumption fee equal to one percent (1.00%) of the total commitment amount of the Loan (whether disbursed or undisbursed) in immediately available funds unless otherwise waived by Lender in connection with the assignment and assumption of the Loan by an affiliate borrower of any Borrower, and (c) a full release of claims from Borrower and Guarantor in form and substance acceptable to Lender in its sole discretion. Unless otherwise waived by Lender in connection with the assignment and assumption of the Loan by an affiliate borrower of any Borrower, if any assumption is approved by Lender in its sole discretion, the Prepayment Fee shall be recalculated based on a new Prepayment Period which shall be the period of time from the effective date of such assumption and on or before 728 days from such effective date. Borrower shall immediately pay Lender upon demand all costs and expenses incurred by Lender in connection with any assumption of the Loan, including any reasonable attorney’s fees.

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13.32      INTENTIONALLY OMITTED.

13.33      INTENTIONALLY OMITTED.

13.34      SERVICER

(a)               At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer and trustee, together with its agents, designees or nominees, collectively, “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under the Loan Documents to the Servicer pursuant to a pooling and servicing agreement, servicing agreement, special servicing agreement and/or other agreement providing for the servicing of one (1) or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall pay (i) any out-of-pocket, actual fees and expenses of Servicer (including, without limitation, reasonable attorneys’ fees and disbursements) payable pursuant to the Servicing Agreement in connection with any release of the Property, any prepayment, defeasance, assumption, amendment or modification of the Loan, any documents or other matters requested by Borrower or Guarantor, any special servicing or workout of the Loan or enforcement of the Loan Documents, including, without limitation, advances made by Servicer and interest on such advances, any liquidation fees in connection with the exercise of any or all remedies permitted under this Agreement, and all reasonable fees, charges, costs and expenses in connection with the Accounts, including, without limitation, any monthly or annual fees or charges as may be assessed by or against Lender or Servicer in connection with the administration of the Accounts, (ii) the costs payable pursuant to the Servicing Agreement of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) that a Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement), and (iii) an annual servicing fee of $10,000, payable monthly; provided, however, that Borrower shall not be responsible for payment of any fees or expenses required to be borne by, and not reimbursable to, Servicer. Without limiting the generality of the foregoing, Servicer shall be entitled to reimbursement of costs and expenses as and to the same extent (but without duplication) as Lender is entitled thereto pursuant to the terms of the Loan Documents.

(b)               Upon written notice thereof from Lender to Borrower, Servicer shall have the right to exercise all rights of Lender and enforce all obligations of Borrower and Guarantor under the Loan Documents.

(c)               Provided Borrower shall have received written notice from Lender of Servicer’s address, Borrower shall deliver, and cause to be delivered, to Servicer duplicate originals of all written notices and other documents and instruments which Borrower and/or Guarantor deliver to Lender pursuant to the Loan Documents. No delivery of any such notices or other documents shall be of any force or effect unless delivered to Lender and Servicer as provided in this Section 13.34(c).

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13.35      SECONDARY MARKET PROVISIONS.

(a)               General; Borrower Cooperation. Subject to Section 13.37, Lender shall have the right at any time and from time to time (a) to sell or otherwise transfer the Loan or any portion thereof or the Loan Documents or any interest therein to one or more investors, (b) to sell participation interests in the Loan to one or more investors or (c) to securitize the Loan or any portion thereof in a single asset securitization or a pooled loan securitization of rated single or multi-class securities (the “Securities”) secured by or evidencing ownership interests in the Note and the Pledge and Security Agreement (each such sale, assignment, participation and/or securitization is referred to herein as a “Secondary Market Transaction”, and the transactions referred to in clause (c) shall be referred to herein as a “Securitization”). In connection with any Secondary Market Transaction, Borrower shall reasonably cooperate in good faith with Lender and otherwise assist Lender in satisfying the market standards to which Lender customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with any such Secondary Market Transactions, including: (i) to (A) provide such financial and other information with respect to the Property, the Collateral, Borrower, Mortgage Borrower, Guarantor, Property Manager (to the extent not privileged or subject to a confidentiality agreement and in Borrower’s possession), (B)  provide business plans and budgets relating to the Property and (C)  perform or permit or cause to be performed or permitted such site inspection, appraisals, surveys, market studies, environmental reviews and reports, engineering reports and other due diligence investigations of the Property, as may be reasonably requested from time to time by Lender or, if applicable, the Rating Agencies in each case to the extent necessary or appropriate in connection with a Secondary Market Transaction or Exchange Act requirements (the items provided to Lender pursuant to this clause (i) being called the “Provided Information”), together, if customary, with appropriate verification of and/or consents to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and, if applicable, the Rating Agencies; (ii) cause counsel to render opinions as to non-consolidation and any other opinion customary in securitization transactions with respect to the Property, Borrower and its affiliates, which counsel and opinions shall be reasonably satisfactory to Lender and, if applicable, the Rating Agencies; (iii) make such representations and warranties as of the date hereof of any Secondary Market Transaction with respect to the Property, the Collateral, Borrower, Mortgage Borrower, and the Loan Documents as are customarily provided in such transactions and as may be reasonably requested by Lender or, if applicable, the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; (iv) provide current certificates of good standing and qualification with respect to Borrower and members owning a direct or indirect interest in Borrower from appropriate Governmental Authorities; and (v) execute such amendments to the Loan Documents and Borrower’s organizational documents, as may be reasonably requested by Lender or, if applicable, the Rating Agencies or otherwise to effect a Secondary Market Transaction, provided that nothing contained in this clause (v) shall result in an economic change in the transaction, a reduction of Borrower’s rights, or an increase in Borrower’s obligations (except in each instance to a de minimis extent). Borrower’s cooperation obligations set forth herein shall continue until the Loan has been paid in full.

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(b)               Use of Information. Borrower understands that all or any portion of the Provided Information and the financial statements and records required to be provide pursuant to the terms of this Agreement (the “Required Records”) may be included in disclosure documents in connection with a Secondary Market Transaction, including a prospectus or private placement memorandum (each, a “Disclosure Document”) and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers or other parties relating to the Secondary Market Transaction. If the Disclosure Document is required to be revised, Borrower shall cooperate with Lender in updating the Provided Information or Required Records for inclusion or summary in the Disclosure Document or for other use required in connection with a Secondary Market Transaction by providing all current information pertaining to Borrower, Property Manager and the Property necessary to keep the Disclosure Document accurate and complete in all material respects with respect to such matters.

(c)               Confidentiality. Lender hereby agrees that any materials related to the Loan (including any Provided Information) provided to any potential purchaser, transferee, assignee, participant or investor in connection with any Secondary Market Transaction shall contain a legend or notice indicating that such materials are confidential and not to be used for any purpose other than evaluating the merits of an investment in such Secondary Market Transaction.

13.36      SEVERANCE OF LOAN AND REGISTERED NOTE.

(a)               Severance of Loan. Subject to Section 13.37, Lender, without in any way limiting Lender’s other rights hereunder, shall have the right, at any time (whether prior to, in connection with, or after any Secondary Market Transaction), with respect to all or any portion of the Loan, to modify, split and/or sever all or any portion of the Loan as hereinafter provided. Without limiting the foregoing, Lender may (a) cause the Note and the Pledge and Security Agreement to be split into a first and second mortgage/deed of trust loan, (b) create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure), or (c) create multiple components of the Note (and allocate or reallocate the principal balance of the Loan among such components), in each such case described in clauses (a) through (c) above, in whatever proportion and whatever priority Lender determines, and (d) modify the Loan Documents with respect to the newly created notes or components of the Note such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum rating levels for the Loan. In connection with any severance of the Loan as detailed in the preceding sentence, (i) Borrower acknowledges and agrees that any unfunded portion of the Loan (“Unfunded Loan Proceeds”) and any funded Loan proceeds may be held by two or more Persons as a result of any such severance of the Loan and Borrower shall make required payments on the funded Loan proceeds regardless of whether or not any Unfunded Loan

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Proceeds are advanced after such severance and/or note division/bifurcation, and (ii) Borrower shall have no right to off-set claims against the holders of one portion of the Note against the holders of another portion of the Note. Notwithstanding the foregoing, no such amendment described above shall (i) modify or amend any economic or any material non-economic term of the Loan, or (ii) increase the obligations, or decrease the rights, of Borrower under the Loan Documents; provided, further, in each such instance the outstanding Principal Balance of all the notes evidencing the Loan (or components of such notes) immediately after the effective date of such modification equals the outstanding Principal Balance of the Loan immediately prior to such modification and the weighted average of the interest rates for all such note(s) (or components thereof) immediately after the effective date of such modification equals the Contract Rate (as applicable) immediately prior to such modification and the scheduled monthly payments for all such note(s) (or components thereof) immediately after the effective date of such modification equals the scheduled monthly payments under the Loan immediately prior to such modification (provided, however, that it is agreed that partial prepayments of principal, including resulting from a prepayment based on a casualty at or condemnation of the Property may cause the weighted average interest rate to change over time due to the non-pro rata allocation of such prepayments between any such separate notes, participations or counterparts). If requested by Lender, Borrower (and Borrower’s constituent members, if applicable) and Guarantor shall execute within ten (10) Business Days after such request, such documentation as Lender may reasonably request to evidence and/or effectuate any such modification or severance. At Lender’s election, each note comprising the Loan may be subject to one or more Securitizations.

(b)               Registered Note. Lender, acting solely for this purpose as an agent of Borrower, will maintain at one of its offices in the United States of America, a register for the recordation of the names and addresses of the Lender, and the commitment of, and principal amounts (and stated interest) of the advances owing to the Lender, pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register will be conclusive, absent manifest error, and Borrower may treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register will be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. The Note is intended to be in “registered form” within the meaning under Section 1.871-14(c) of the United States Treasury Regulations. Accordingly, the Note will be registered to the Lender in the Register.  The Borrower shall treat the Lender (and any other Lender identified in the Register as a Lender) as the absolute owner thereof (unless the Borrower has been given notice of the transfer of the Note as permitted in accordance with the terms of this Agreement and there has been a surrender of the existing instrument and the reissuance by Borrower to the new holder of an instrument or a replacement instrument, in accordance with the provisions of the following sentence) for all purposes, including the right to receive payments of Principal of, and Interest (each as defined in the Note) on, the Note. The right to receive the Principal of, and Interest on, the Note may be transferred only upon the delivery to the Borrower of written notice of such transfer, duly executed by the registered owner of the Note containing information sufficient to enable the Borrower to identify each owner of an interest in the Note and the surrender of the existing instrument and the reissuance by the Borrower to the new holder of such instrument or a replacement instrument. Each permitted transfer of ownership of an interest in the Note shall be reflected by an entry by Lender in the Register. Upon request, the Lender agrees to provide Borrower with current tax documents to certify any Lender’s entitlement to an exemption from, or reduction in, United States withholding tax. Borrower authorizes the Lender to disclose to any participant or purchaser of the Note (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession.

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13.37      COSTS AND EXPENSES. Notwithstanding anything to the contrary contained in Section 13.35 and 13.36, Borrower shall not be required to incur any costs or expenses in the performance of its obligations under Sections 13.35 and 13.36, other than expenses of Borrower’s and/or Guarantor’s counsel, accountants and consultants.

13.38      EXCULPATION.

(a)               Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Pledge and Security Agreement or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Pledge and Security Agreement, the other Loan Documents, or in the Collateral, pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Collateral, and Lender shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Pledge and Security Agreement or the other Loan Documents. The provisions of this Section 13.38 shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents (including but not limited to any indemnity or guaranty); (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Pledge and Security Agreement; (iii) affect the validity or enforceability of any of the Loan Documents or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the rights of Lender to (A) obtain the appointment of a receiver and/or (B) enforce its rights and remedies provided in Articles 3 and 4 hereof; (v) intentionally omitted; (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Pledge and Security Agreement or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Collateral; or (vii) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Losses (as defined in the Limited Guaranty) incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with any of the Recourse Carve-Out Events (as defined in the Limited Guaranty).

(b)               Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (i) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that the Collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (ii) Lender’s agreement not to pursue personal liability of Borrower as set forth above SHALL BECOME NULL AND VOID and shall be of no further force and effect, and the Debt shall be fully recourse to Borrower in the event that one or more Full Recourse Events (as defined in the Limited Guaranty) shall occur.

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13.39      INTENTIONALLY OMITTED.

13.40      INTERCREDITOR AGREEMENT. Lender and Mortgage Lender will be parties to the Intercreditor Agreement memorializing their relative rights and obligations with respect to the Loan, the Mortgage Loan, Borrower, Mortgage Borrower, the Property and the Collateral. Borrower hereby acknowledges and agrees that (i) such Intercreditor Agreement is intended solely for the benefit of Lender and Mortgage Lender and (ii) neither Borrower nor Mortgage Borrower are intended third-party beneficiaries of any of the provisions therein and shall not be entitled to rely on any of the provisions contained therein. Lender and Mortgage Lender shall have no obligation to disclose to Borrower the contents of the Intercreditor Agreement. Borrower’s obligations hereunder are independent of, and separate and distinct from, such Intercreditor Agreement and remain unmodified by the terms and provisions thereof.

[Signature Page(s) to Follow]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first written above.

LENDER

1818 MEZZ LENDER LLC,

a Delaware limited liability company

By: /s/ Neil Hohmann
Name: Neil Hohmann

Its: Authorized Signatory

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BORROWER

BLOCK 40 HOLDCO LLC,

a Delaware limited liability company

By: /s/ Shaun A. Quin

Name: Shaun A. Quin

Its: Authorized Signatory

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EXHIBIT A

LEGAL DESCRIPTION

ALL THAT CERTAIN LOT OR PARCEL OF LAND SITUATE IN THE COUNTY OF BROWARD, STATE OF FLORIDA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

PARCEL 1:

LOTS 1, OF BLOCK 40, HOLLYWOOD, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 1, PAGE 21, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA.

PARCEL 2:

LOTS 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 AND 14, OF BLOCK 40, HOLLYWOOD, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 1, PAGE 21, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA.

LESS AND EXCEPT THEREFROM THAT CERTAIN PROPERTY CONVEYED TO THE CITY OF HOLLYWOOD BY THAT CERTAIN DEED RECORDED IN OFFICIAL RECORDS BOOK 3476, PAGE 399, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF LOT 6, BLOCK 40, OF THE SUBDIVISION OF THE TOWN OF HOLLYWOOD, ACCORDING TO THE PLAT RECORDED IN PLAT BOOK 1, AT PAGE 21, IN THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA; RUN EAST ON AND ALONG THE SOUTH LINE OF LOTS 6, 7 AND 8 FOR A DISTANCE OF 65.36 FEET TO THE POINT OF BEGINNING. SAID POINT OF BEGINNING BEING THE POINT OF CURVATURE OF A CURVE CONCAVE TO THE NORTHWEST AND HAVING THE FOLLOWING PROPERTIES: R=30.0 FEET, DELTA=123 DEGREES 06 MINUTES 46 SECONDS, ARC LENGTH=64.46 FEET; THENCE RUN NORTHEASTERLY ON SAID CURVE FOR A DISTANCE OF 64.46 FEET TO THE POINT OF INTERSECTION WITH THE EAST PROPERTY LINE OF LOT 8 OF SAID BLOCK 40. THENCE RUN SOUTHEASTERLY ON THE EAST LINE OF LOT 8, SAID EAST LINE BEING A CURVE HAVING THE FOLLOWING PROPERTIES: R=492.0 FEET, DELTA=9 DEGREES 52 MINUTES 51 SECONDS, ARC LENGTH=84.85 FEET, EXTENDED TO A POINT OF INTERSECTION WITH THE SOUTH LINE OF LOTS 6, 7 AND 8 EXTENDED EASTERLY; THENCE RUN WESTERLY ON AND ALONG THE EXTENSION OF LOTS 6, 7 AND 8 TO THE POINT OF BEGINNING.

PARCEL 3:

THAT CERTAIN 13.00 FOOT ALLEY LYING IN BLOCK 40, HOLLYWOOD, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 1, PAGE 21, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, AS VACATED AND MORE PARTICULARLY DESCRIBED BY THAT CERTAIN ORDINANCE NO. 0-2005-16 RECORDED IN OFFICIAL RECORDS BOOK 47110, PAGE 253, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA

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EXHIBIT B

LOAN DOCUMENTS

1.                  LOAN DOCUMENTS.

1.1              This Agreement.

1.2              The Note.

1.3              The Pledge and Security Agreement.

1.4              The Guaranty.

1.5              The Hazardous Materials Indemnity.

1.6              The Subordination of Management Agreement.

1.7              The Subordination of Asset Management Agreement.

1.8              Collateral Assignment of Interest Rate Cap Agreement of even date herewith executed by Borrower in favor of Lender.

1.9              Uniform Commercial Code National UCC Financing Statement (Form UCC1) of even date herewith, naming Borrower as Debtor and Lender as Secured Party.

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EXHIBIT C

OPTION TO EXTEND REQUEST LETTER FROM BORROWER

1818 Mezz Lender LLC

c/o CCL Capital

420 Lexington Avenue

Suite 2100

New York, NY 10170

RE: 1818 Park - $10,000,000.00 Loan (“Loan”)

Pursuant to the terms of that certain Loan Agreement dated as of July 24, 2026 (“Loan Agreement”), BLOCK 40 HOLDCO LLC, a Delaware limited liability company (“Borrower”), hereby exercises Borrower’s option to extend the maturity date of the Loan described therein from _______________ to _______________. The Borrower hereby certifies that there is no Event of Default under the Loan Documents. Borrower further certifies that all conditions precedent to such extension as set forth in the Loan Agreement have been satisfied.

BORROWER

BLOCK 40 HOLDCO LLC,

a Delaware limited liability company

By:

Name: ______________________________

Its: _________________________________

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EXHIBIT D

RESERVED

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EXHIBIT E

ORGANIZATIONAL CHART

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SCHEDULE 7.3

LITIGATION

•         Fallah Construction LLC v. Block 40 Property LLC, Case Number CACE-26-008543 filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Circuit Civil Division.

•         Elias v. Stewards, Inc., Block 40, LLC et al., Case Number CACE-26-008644 filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Circuit Civil Division.

•         Mila and Mikhail Williams v. Block 40, LLC, Case Number CACE-25-078892 filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Circuit Civil Division.

•         SINO-US INVESTMENT AND MANAGEMENT CONSULTING LIMIT and A&J Capital, INC. v. Block 40, LLC, Case Number CACE-25-078892 filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, Circuit Civil Division.

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